UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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Schlumberger N.V. (Schlumberger Limited)

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February 19, 2016

NOTICE OF 2016 ANNUAL GENERAL MEETING OF STOCKHOLDERS

Date and Time	April 6, 2016, beginning at 10:00 a.m. Curaçao time

Place	The Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao

Items of Business	1. Elect the 10 director nominees named in this proxy statement.

2. Approve, on an advisory basis, our executive compensation.

3. Report on the course of business during the year ended December 31, 2015; and approve our consolidated balance sheet as at December 31, 2015, our consolidated statement of income for the year ended December 31, 2015; and our Board’s declarations of dividends in 2015, as reflected in our 2015 Annual Report to Stockholders.

4. Approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

5. Approve a resolution to amend the Company’s Articles of Incorporation to (a) allow our Board of Directors to fix the authorized number of directors at an annual general meeting, subject to stockholder approval of that number, and (b) reflect changes to the Curaçao Civil Code regarding parties having the right to attend and address general meetings of stockholders.

6. Approve a resolution to fix the number of directors constituting the Board of Directors at not more than 12, subject to approval of Item 5.

7. Approve our amended and restated French Sub Plan under our 2010 Omnibus Stock Incentive Plan for purposes of qualification under French law.

Such other matters as may properly be brought before the meeting.

Record Date	February 17, 2016

Proxy Voting	Your vote is very important. Whether or not you plan to attend the annual general meeting in person, please (i) sign, date and promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction card provided by your broker.

Brokers cannot vote for Items 1, 2 or 7 without your instructions.

By order of the Board of Directors,

ALEXANDER C. JUDEN

Secretary

Important Notice Regarding the Availability of Proxy Materials for the annual general meeting of Stockholders to Be Held on April 6, 2016:

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report to Stockholders, are available free of charge on our website at http://investorcenter.slb.com.

PROXY STATEMENT

February  19, 2016

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at its 2016 annual general meeting of stockholders, which will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, on Wednesday, April 6, 2016 beginning at 10:00 a.m., Curaçao time. To gain admittance to the meeting, stockholders of record and beneficial owners as of the close of business on the record date for the meeting, February 17, 2016, must present a passport or other government-issued identification bearing a photograph and, for beneficial owners, proof of ownership as of the record date, such as the top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

The approximate mailing date of this proxy statement is February 22, 2016. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

The Schlumberger 2015 Annual Report to Stockholders is provided concurrently with this proxy statement, and stockholders should refer to its contents in considering agenda Item 3.

Items to be Voted on at the Annual General Meeting

The agenda for the 2016 annual general meeting includes the following items:

Agenda Item	Board Recommendation

• Item 1: Election of 10 director nominees named in this proxy statement. Votes may not be cast for a greater number of persons than the number of director nominees named in this proxy statement.	FOR

• Item 2: Approval of the advisory resolution to approve executive compensation.	FOR

• Item 3: Approval of the Company’s Consolidated Balance Sheet as at December 31, 2015, its Consolidated Statement of Income for the year ended December 31, 2015, and the declarations of dividends by the Board of Directors in 2015.	FOR

• Item 4: Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.	FOR

• Item 5: Approval of amendments to the Company’s Articles of Incorporation to (a) allow our Board of Directors to fix the authorized number of directors at an annual general meeting, subject to stockholder approval of that number, and (b) reflect changes to the Curaçao Civil Code regarding parties having the right to attend and address general meetings of stockholders.	FOR

Agenda Item	Board Recommendation

• Item 6: Approval of a resolution to fix the number of directors constituting the Board of Directors at not more than 12, subject to approval of Item 5, until such date as the stockholders approve a resolution to change the number of seats on the Board of Directors.	FOR

• Item 7: Approval of our amended and restated French Sub Plan under our 2010 Omnibus Stock Incentive Plan for purposes of qualification under French law.	FOR

Record Date; Proxies

Each stockholder of record at the close of business on the record date, February 17, 2016, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are referred to as beneficial owners.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in Curaçao and, as required by Curaçao law, meetings of stockholders are held in Curaçao. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Shares Outstanding

On February 17, 2016, there were 1,253,227,301 shares of Schlumberger common stock outstanding and entitled to vote.

Quorum

Holders of at least one-half of the outstanding shares entitling the holders thereof to vote at the meeting must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting.

Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of votes cast with the exception of Item 5 (approval of amendments to Articles of Incorporation), which must receive the support of a majority of the Company’s shares outstanding and entitled to vote at the annual general meeting to be approved.

Effect of Abstentions and Broker Non-Votes

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary voting authority and have not received instructions from the beneficial owner of the shares as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes. If a quorum is not present at the meeting, the Board may call a second general meeting of stockholders, at which the quorum requirement will not apply.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on other proposals without specific instructions from the beneficial owner, as follows:

Discretionary Items. Under NYSE rules, brokers will have discretion to vote on Items 3 (approval of financial statements and dividends), 4 (appointment of independent registered public accounting firm) 5 (approval of amendments to Articles of Incorporation) or 6 (approval of the number of directors) without instructions from the beneficial owners.

Nondiscretionary Items. Brokers cannot vote on Items 1 (election of directors), 2 (advisory vote to approve executive compensation), or 7 (approval of French Sub Plan) without instructions from the beneficial owners. Therefore, if your shares are held in “street name” by a broker and you do not instruct your broker how to vote on the election of directors or the advisory vote to approve executive compensation, your broker will not be able to vote for you on those matters.

Abstentions and broker non-votes do not affect the outcome of the vote on the election of directors or on the other proposals, other than on Item  5 (approval of amendments to Articles of Incorporation), where they have the effect of a vote against the proposal.

Voting Procedures

Stockholders with shares registered in their names with Computershare and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan may authorize a proxy:

•	by the internet at the following internet address: http://www.proxyvote.com;
•	telephonically by calling 1-800-690-6903; or
•	by completing and mailing their proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on Tuesday, April 12, 2016. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in programs that also permit beneficial stockholders to direct their vote by the internet or telephone. If you are a beneficial owner whose shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of those shares by the internet or telephone by following the instructions on the voting form.

By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you are a stockholder with shares registered in your name with Computershare and you submit a properly executed proxy card but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy at any time by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions.

ITEM 1. ELECTION OF DIRECTORS

All of our directors are elected annually at our annual general meeting of stockholders. Our stockholders are requested to elect 10 nominees to the Board of Directors, each to hold office until the next annual general meeting of stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by the stockholders at the 2015 annual general meeting. All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the Board of Directors may designate a substitute nominee. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

Having exceeded the normal retirement age of 70 under our Corporate Governance Guidelines, Tony Isaac, our former chairman of the Board, retired at our 2015 annual general meeting.

Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the 10 nominees named below.

Required Vote

Each director nominee must receive a majority of the votes cast to be elected. If you hold your shares in “street name,” please be aware that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR All Nominees.

Director Nominees

The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance—Director Nominations.” The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth below. There are no family relationships among executive officers and directors of the Company.

Director Nominees

PETER L.S. CURRIE, 59, has been a director of the Company since 2010 and is the Board’s Lead Independent Director. Since April 2004, he has been President of Currie Capital LLC, a private investment firm. Mr. Currie is the lead independent director at Twitter, Inc., where he chairs both the audit committee and the nominating and governance committee, having served on its board since November 2010. He also serves on the board of directors of New Relic, Inc. (since March 2013), where he chairs its audit committee and is a member of its compensation committee. Mr. Currie previously served on the boards of directors of Clearwire Corporation, CNET Networks, Inc., Safeco Corporation, and Sun Microsystems, Inc., and is a director at several privately-held companies. He is also President of the board of trustees of Phillips Academy. Mr. Currie brings to the Board strong financial and operational expertise as a result of his extensive board and committee experience at both public and privately-held companies; experience as chief financial officer of two public companies (McCaw Cellular Communications Inc. and Netscape Communications Corp.); and experience in senior operating positions in investment banking, venture capital and private equity.

V. MAUREEN KEMPSTON DARKES, 67, retired, has been a director of the Company since 2014. She was Group Vice President and President Latin America, Africa and Middle East, of General Motors Corporation (“GM”), an automotive manufacturer, from January 2002 until her retirement in December 2009, and was a member of its Automotive Strategy Board until her retirement from GM. Ms. Kempston Darkes has been a director of Enbridge Inc., a leading energy transportation and distribution company, since November 2010, and is a member of its corporate social responsibility committee, its safety and reliability committee and its human resources and compensation committee. She also is a member of the board of directors of Brookfield Asset Management Inc., a global asset management company (since April 2008), where she chairs the risk management committee and is a member of the management resources and compensation committee; Balfour Beatty plc, an infrastructure services company (since July 2012), where she chairs the safety and sustainability committee and is a member of both the nomination and the remuneration committees; and Canadian National Railway Company (since 1995), where she chairs the environment, safety and security committee, and is a member of the corporate governance and nominating committee, finance committee, audit committee and the strategic planning committee. Ms. Kempston Darkes brings to the Board extensive automotive industry experience, as the Company continues to focus on product reliability and execution, as well as proven leadership abilities and experience in Latin America, Africa and the Middle East. The Board also benefits greatly from Ms. Kempston Darkes’ audit committee experience and financial expertise.

PAAL KIBSGAARD, 48, has been a director of the Company since 2011, Chairman of the board of directors since April 2015 and has served as Chief Executive Officer of the Company since August 2011. He was the Company’s Chief Operating Officer from February 2010 to July 2011, and President of the Reservoir Characterization Group from May 2009 to February 2010. Prior to that, Mr. Kibsgaard served as Vice President, Engineering, Manufacturing and Sustaining, from November 2007 to May 2009, and as Vice President of Personnel from April 2006 to November 2007. Mr. Kibsgaard has been with the Company since 1997, and began his career as a reservoir engineer. He has held numerous operational and administrative management positions within the Company in the Middle East, Europe and the U.S. As a result of his service in various global leadership positions in the Company, he brings to the Board a unique operational perspective and thorough knowledge of the Company’s operational activities worldwide. The Board believes that Mr. Kibsgaard’s service as Chairman and Chief Executive Officer is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business.

NIKOLAY KUDRYAVTSEV, 65, has been a director of the Company since 2007. Since June 1997, he has been the Rector of the Moscow Institute of Physics and Technology. Mr. Kudryavtsev has been chairman of the Board of Rectors of the City of Moscow and Moscow Region since 2012, and was elected Vice President of the Russian Rectors Union in 2014. Mr. Kudryavtsev brings to the Board valuable management and finance experience, as well as deep scientific and technological expertise. This provides the Board with valuable insight regarding the Company, its products and current technology, as well as the future technological needs of the Company and the industry. Mr. Kudryavtsev also provides the Board with a particularly valuable Russian vantage point, which is useful for both the development of the Company’s business and understanding of the needs of the Company’s population of Russian employees. The Board is aided immensely by Mr. Kudryavtsev’s sensitivity to Russian culture and risk at the field level.

MICHAEL E. MARKS, 65, has been a director of the Company since 2005. He has been a Managing Partner of Riverwood Capital, LLC, a private equity firm, since March 2007. Mr. Marks has been a director of SanDisk, a memory products company, since 2003 and became its Chairman in 2011. He also chairs its nominating and governance committee. Mr. Marks is the lead independent director at GoPro, Inc., a consumer camera company, and is a member of its nominating and governance and its compensation and leadership committees. From 1991 to 2008, Mr. Marks served as a director at Flextronics, Inc., a leading producer of advanced electronic manufacturing services, and was its Chief Executive Officer from January 1994 to January 2006. From 2006 to 2008, he was Chairman of the Board of Flextronics Mr. Marks previously served on the boards of directors of Sun Microsystems and Calix, and is a director at several privately-held companies. Mr. Marks brings to the Board his familiarity with world-class manufacturing from the field level to the boardroom based on his experience at Flextronics, a large, diversified global corporation with many of the same issues that Schlumberger faces. As a former chief executive and as a public company director at various other companies, Mr. Marks has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Marks’ significant experience as a director at various technology-driven companies, as well as his finance and mergers and acquisitions experience, are especially relevant to Schlumberger’s technology-oriented business and growth strategy.

INDRA K. NOOYI, 60, has been a director of the Company since April 2015. She is the Chairman and Chief Executive Officer of PepsiCo, a global food and beverage company. She was named President and CEO in 2006, and assumed the additional role of Chairman of PepsiCo’s Board of Directors in 2007. She was elected to PepsiCo’s Board of Directors and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Mrs. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. The Board believes that it benefits greatly from Mrs. Nooyi’s proven leadership as Chairman and CEO of a global public company. The Board also believes that her expertise in developing and directing corporate strategy and finance, mergers and acquisitions, and organizational and talent management enables her to make valuable contributions to the Board.

LUBNA S. OLAYAN, 60, has been a director of the Company since 2011. She is the Chief Executive Officer and deputy chairperson of Riyadh-based Olayan Financing Company, the holding entity for The Olayan Group’s operations in the Kingdom of Saudi Arabia and the Middle East. Ms. Olayan is a Principal and a Board member of Olayan Investments Company Establishment, the parent company of The Olayan Group, a private multinational enterprise with diverse commercial and industrial operations in the Middle East and an actively managed portfolio of international investments. Since December 2004, she has been a director of Saudi Hollandi Bank, becoming the first woman to join the board of a Saudi publicly-listed company. She was elected Vice Chairman in January 2014 and is a member of its executive committee and its nomination and remuneration committee. Ms. Olayan is a non-executive director and member of numerous international advisory boards, such as Rolls Royce Group plc and Akbank. Ms. Olayan also serves on the boards of various non-governmental organizations, as well as of various educational institutions, including King Abdullah University of Science and Technology. Ms. Olayan served as a non-executive director of WPP plc, a multinational communication services company, from March 2005 to June 2012, and was a member of its nomination committee. Ms. Olayan brings to the Board extensive business experience in Saudi Arabia and the Middle East and a deep understanding of those areas, which are critical to the Company and enable her to make valuable contributions to the Board. The Board benefits from her proven leadership abilities, extensive CEO experience and expertise in corporate finance, international banking, distribution and manufacturing. Ms. Olayan also brings a critical international perspective on business and global best practices. Ms. Olayan’s service on the boards of trustees of Cornell University and of King Abdullah University of Science and Technology, and her connections to the scientific community and experience in university relations, also are of great value to Schlumberger and its efforts in technology leadership and employee recruiting and retention.

LEO RAFAEL REIF, 65, has been a director of the Company since 2007. Since July 2012, Mr. Reif has been President of the Massachusetts Institute of Technology (“MIT”), having been MIT’s Provost, Chief Academic Officer and Chief Budget Officer from August 2005 to July 2012. Mr. Reif was head of the Electrical Engineering and Computer Science Department at MIT from September 2004 to July 2005, and an Associate Department Head for Electrical Engineering in the Department of Electrical Engineering and Computer Science at MIT from January 1999 to August 2004. Mr. Reif brings to the Board valuable management and finance expertise. As a scientist, he has deep scientific and technological expertise about the Company’s products and current technology, as well as about anticipated future technological needs of the Company and the industry. The Board values Mr. Reif’s connections to the U.S. scientific community, as well as his expertise in university relations and collaborations, which are of high importance to Schlumberger and its efforts in technology leadership and employee retention. Mr. Reif provides the Board with a critical U.S. scientific perspective, which is of immense value in the oversight of the Company’s strategy.

TORE I. SANDVOLD, 68, has been a director of the Company since 2004. He has been executive Chairman of Sandvold Energy AS, an advisory company in the oil and energy industry, since September 2002. Mr. Sandvold is a director of Rowan Companies plc (since 2013), a provider of international and domestic contract drilling services, where he serves on its audit committee and its health, safety and environment committee. He has also been a member, since 2003, of the board of directors of Teekay Corporation, a leading provider of international crude oil and petroleum product transportation services, where he serves on its nominating and governance committee. From 1990 to 2001, Mr. Sandvold served as Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway’s national and international oil and gas policy. From 2001 to 2002, he was executive Chairman of Petoro AS, the Norwegian state-owned oil company. He also served as Chairman of Misen Energy AB, a Swedish upstream oil and gas company from December 2011 to November 2014, and was its acting Chief Executive Officer from September 2012 to May 2014. Mr. Sandvold is also a member of the boards of directors of Lambert Energy Advisory Ltd; Njord Gas Infrastructure, and Energy Policy Foundation of Norway. Mr. Sandvold brings to the Board experience working in the area of energy policy for approximately 40 years, and he has broad experience in developing domestic and international energy policies for Norway as a career civil servant. He also has extensive experience dealing with global energy institutions such as the Organization of the Petroleum Exporting Countries and the International Energy Agency, and in negotiating with global energy companies. Mr. Sandvold has finance experience and a solid understanding of business opportunities, both as concerns acquisition targets and the industry in general.

HENRI SEYDOUX, 55, has been a director of the Company since 2009. Since 1994, he has been Chairman and Chief Executive Officer of Parrot S.A., a global wireless products manufacturer. Mr. Seydoux is an entrepreneur with great initiative. He founded Parrot S.A. in 1994 as a private company and took it public in 2007. As the chief executive of a dynamic and innovative technology company, Mr. Seydoux brings to the Board entrepreneurial drive and management skills. He also has family ties to the founding Schlumberger brothers, and having grown up in the Schlumberger family culture, is well placed to see that the Company continues its historical commitment to Schlumberger’s core values. His service on the Board addresses the Company’s need to preserve the Company’s unique culture and history while fostering innovation.

CORPORATE GOVERNANCE

Governance Framework—Highlights

The following are some highlights of our corporate governance practices and policies:

Board Independence; Committees Structure

•	All of our director nominees are independent of the Company and management, except for our CEO. This is substantially above the NYSE requirement that a majority of directors be independent.
•	All independent directors meet regularly in executive session.
•	Only independent directors serve on our Audit, Compensation, Finance, Nominating and Governance and Science and Technology Committees.

Majority Voting; Stockholder Authority

•	We have a majority vote standard for uncontested director elections.
•	All of our directors are elected annually. We do not have a staggered board.
•	One or more stockholders representing 10% or more of outstanding shares can call a special stockholders meeting.

Executive Stock Ownership Guidelines

•	We have executive stock ownership guidelines, designed to align executive and stockholder interests. For a description of the guidelines applicable to our executive officers and other senior members of management, see “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”

Risk Oversight

•	The full Board of Directors directly oversees risk management for the Company.
•	The Audit Committee reviews and assesses financial reporting risk. It also reviews all significant finance-related violations of Company policies brought to its attention, and once per year reviews and assesses finance-related violations.
•	The Finance Committee oversees finance-related risks on a quarterly basis and recommends guidelines to control cash, pension investments, banking relationships and currency exposures.
•	The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives.
•	The Nominating and Governance Committee oversees compliance-related risk and the Company’s Ethics and Compliance Program.

Hedging and Pledging Policies

•	Our directors and executive officers are prohibited from hedging their ownership of Schlumberger stock. Furthermore, our directors and executive officers are prohibited from pledging their Schlumberger stock.

Political Contributions

•	Schlumberger has a long-standing policy prohibiting the contribution of Schlumberger funds or assets to political parties or organizations, or their leaders, or to candidates for any public office.

Corporate Governance Guidelines

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance guidelines that the Board believes are consistent with Schlumberger’s values, and that promote the effective functioning of the Board, its committees and the Company. Our Board periodically, and at least annually, reviews and revises, as appropriate, our Corporate Governance Guidelines to ensure that they reflect the Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are on our website at http://www.slb.com/about/guiding_principles/corpgovernance/corpgov_guidelines.aspx.

Board Independence

Schlumberger’s Corporate Governance Guidelines provide that at least a majority of the Board will consist of independent directors. This standard reflects the NYSE corporate governance listing standards.

Our Board has adopted director independence standards, which can be found in Attachment A to our Corporate Governance Guidelines, and which meet or exceed the independence requirements in the NYSE listing standards. Based on the review and recommendation by the Nominating and Governance Committee, the Board of Directors has determined that each current director and director nominee listed above under “Election of Directors” is “independent” under the listing standards of the NYSE and our director independence standards, except Mr. Kibsgaard, who is our CEO and therefore does not qualify as independent. The Board also previously determined that Tony Isaac, who served as director until the 2015 annual general meeting and did not stand for re-election, and K. Vaman Kamath, who served as a director through July 2015, were independent.

In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under NYSE listing standards adopted in 2013, which Schlumberger implemented in advance of the required compliance date.

Transactions Considered in Independence Determinations. The Board’s independence determinations included a review of transactions that occurred since the beginning of 2013 with entities associated with the independent directors or members of their immediate family. In making its independence determinations, the Board considered that Mr. Currie, Mr. Isaac, Mr. Kamath, Ms. Kempston Darkes, Mr. Kudryavtsev, Mr. Marks, Ms. Nooyi, Ms. Olayan, Mr. Reif and Mr. Sandvold each have served as directors, executive officers, trustees, outside consultants or advisory board members at companies and universities that have had commercial business relationships with the Company, all of which were ordinary course commercial transactions involving significantly less than 1% of either entity’s annual revenues. The Board also considered that the Company made charitable contributions in 2015 to The Massachusetts Institute of Technology, of which Mr. Reif is the President, of approximately $330,000, relating to educational grants and sponsored fellowships, for which Mr. Reif received no personal benefit. This amount was significantly less than the greater of $1 million or 2% of the university’s consolidated gross revenues for any of the past three years.

Director Nominations

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other Board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution and have no material relationship with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition and range of diversity. Schlumberger has approximately 95,000 employees worldwide, representing more than 140 nationalities, and values gender, cultural and geographical diversity in its directors as well. Three of the Company’s 10 director nominees are women. Of the 10 director nominees, four are citizens of the United States of America; two are citizens of Norway; and one director nominee is a citizen of each of Canada, France, Russia, and Saudi Arabia.

The Company’s very diverse Board also evidences the Board’s commitment to have directors who represent countries where Schlumberger operates. In addition, the exceptionally broad and diverse experience of Board members is in keeping with the goal of having directors whose background and experience complement those of other directors. The Nominating and Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the Board’s diversity, and the Nominating and Governance Committee annually reviews its effectiveness in balancing these considerations in the context of its consideration of director nominees.

Applying the criteria above, the Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for recommendations from other sources. From time to time, the Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. During 2015, the Committee retained New York-based Russel Reynolds Associates, a third-party executive search firm, for this purpose. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members typically suggest candidates for nomination to the Board.

The Nominating and Governance Committee must first consider all potential director nominees before they are contacted by other Company directors or officers as possible nominees and before they are formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to:

Chair, Nominating and Governance Committee

c/o Secretary, Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056

by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure so as to ensure independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors consider the Board’s leadership structure at least annually, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate.

In 2011, the independent members of the Board determined, based on its annual consideration of the Board’s leadership structure, that the separation of the roles of Chairman of the Board and CEO and appointment of an independent, non-executive Chairman of the Board was an appropriate board leadership structure at that time. Accordingly, the independent members of the Board appointed Tony Isaac as the independent, non-executive Chairman of the Board in April 2012, and Mr. Isaac served in this capacity until the 2015 annual general meeting.

In connection with Mr. Isaac’s planned retirement from the Board in 2015, the independent members of the Board gave thoughtful consideration to the Board’s leadership structure and determined that recombining the Chairman and CEO positions under the leadership of Mr. Kibsgaard upon Mr. Isaac’s retirement was in the best interests of the Company and the stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Kibsgaard is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its stockholders. Furthermore, combining the roles of Chairman and CEO in Mr. Kibsgaard creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Kibsgaard’s performance as CEO and as a current member of the Board, his positive relationships with the other directors, and the strategic perspective he would bring to the role of Chairman.

In connection with its decision to recombine the roles of Chairman and CEO under Mr. Kibsgaard, the Board recognized the importance of having a board structure that would continue to promote the appropriate exercise of independent judgment by the Board. Thus, the Board appointed Peter Currie lead independent director, who was selected by and from the independent directors, and who has the following leadership authority and responsibilities:

•	approve agendas for all Board meetings, in coordination with the Chairman and CEO;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items, in coordination with the Chairman and CEO;
•	preside at all Board meetings at which the Chairman is not present, including executive sessions of the independent directors;
•	authority to call meetings of the Board of Directors in executive session;
•	provide feedback to the Chairman and CEO, as appropriate, from executive sessions of the Board;
•	facilitate discussions, outside of scheduled Board meetings, among the independent directors on key issues concerning senior management;
•	assist the Board, the Nominating and Governance Committee and the officers of the Company in implementing and complying with the Board’s Corporate Governance Guidelines;
•	foster Board leadership on matters of governance where independence is required, and monitor and improve Board effectiveness;
•	serve as a non-exclusive liaison between the independent directors and the Chairman and CEO, in consultation with the other directors;
•	lead the independent directors’ discussions of succession planning and evaluation of the performance of the CEO;
•	be available for consultation and direct communication with stockholders; and
•	perform such additional duties and responsibilities as the Board or the independent directors may from time to time determine.

In considering its leadership structure, the Board also took into account that Schlumberger’s current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website. The Board believes that its risk oversight programs, discussed immediately below, are effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

The Board’s Role in Risk Oversight

The role that the Board fulfills in risk oversight is set out in our Corporate Governance Guidelines. The Board assesses major risks facing the Company and options for their mitigation, in order to promote the Company’s stockholders’ and other stakeholders’ interests in the long-term health and the overall success of the Company and its financial strength.

The full Board is actively involved in overseeing risk management for the Company. It does so in part through its oversight of the Company’s Executive Risk Committee (the “ERC”) comprised of more than half a dozen top executives of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERC is not a committee of the Board. The ERC ensures that the Company identifies all potential material risks facing the Company and implements appropriate mitigation measures. The Company’s risk identification is performed at two levels: the ERC performs a corporate-level risk mapping exercise, which involves the CEO and several other members of senior management, and while maintaining oversight, delegates operational (field-level) risk assessment and management to the Company’s various Areas, Technologies and Functions and to its Research, Engineering, Manufacturing and Sustaining organization. To the extent that the ERC identifies recurring themes from the operational risk mapping exercises, they are acted on at the corporate level. Members of the ERC meet formally at least once a year, and more frequently on an ad hoc basis, to define and improve the risk mapping process, and to review and monitor the results of those exercises and those that have been delegated. The ERC reports directly to the CEO and to the full Board, and annually presents to the full Board a comprehensive report as to its risk mapping efforts for that year.

In addition, each of our Board committees considers the risks within its areas of responsibility. For example, the Finance Committee considers finance-related risks on a quarterly basis and recommends guidelines to control cash, pension investments, banking relationships and currency exposures. The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives. The Nominating and Governance Committee oversees governance- and compliance-related risks and reviews and discusses the Company’s Ethics and Compliance Program’s quarterly statistical report and the various allegations, disciplinary actions and training statistics brought to its attention. The Audit Committee reviews and assesses risks related to financial reporting. The Audit Committee also discusses all significant finance-related violations of Company policies brought to its attention from time to time, and once per year reviews a summary of all finance-related violations. Additionally, the outcome of the Company’s Audit Risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. All significant violations of the Company’s Code of Conduct and related corporate policies are reported to the Nominating and Governance Committee and (if finance-related) to the Audit Committee, and, when appropriate, are reported to the full Board. Once a year, the Deputy General Counsel, Compliance delivers to the full Board a comprehensive Annual Compliance Report. The risks identified within the Ethics and Compliance Program are incorporated into the ERC’s enterprise risk management program described above.

Meetings of the Board of Directors and its Committees

During 2015, the Board of Directors held five meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Science and Technology Committee. During 2015, the Audit Committee met four times; the Compensation Committee met four times; the Finance Committee met four times; the Nominating and Governance Committee met four times; and the Science and Technology Committee met two times.

Each of our current directors attended 100% of the meetings of the Board and the committees on which he or she served in 2015 (held during the period he or she served).

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Board Committees

Members of the Committees of the Board of Directors as of February 1, 2016

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Science and Technology Committee
Peter L.S. Currie*		X	Chair
V. Maureen Kempston Darkes	Chair
Paal Kibsgaard
Nikolay Kudryavtsev	X				X
Michael E. Marks		Chair	X
Indra K. Nooyi	X	X
Lubna S. Olayan		X		X
Leo Rafael Reif			X		Chair
Tore I. Sandvold			X	Chair
Henri Seydoux				X	X

* Lead independent director.

Audit Committee

The Audit Committee consists of three directors, each of whom meets the independence and other requirements of the NYSE’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of Schlumberger’s internal audit function. The authority and responsibilities of the Audit Committee include the following:

•	evaluate the independence and qualification of the Company’s independent registered public accounting firm;
•	recommend for stockholder approval the independent registered public accounting firm to audit the accounts of the Company for the year;
•	review with the Company’s independent registered public accounting firm the scope and results of its audit, and any audit issues or difficulties and management’s response;
•	discuss with management Schlumberger’s risk assessment and risk management policies;
•	discuss Schlumberger’s annual audited financial statements and quarterly unaudited financial statements with management and the Company’s independent registered public accounting firm;
•	review with management, the internal audit department and the independent registered public accounting firm the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls;
•	discuss Schlumberger’s earnings press releases with management and the independent registered public accounting firm;

•	review Schlumberger’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements;
•	review with the internal audit department the status and results of the Company’s annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources;
•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters; and
•	prepare an annual audit committee report for Schlumberger’s annual proxy statement.

The Company’s independent registered public accounting firm is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, including the fees and terms for the integrated audit of the Company’s consolidated financial statements.

The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board of Directors has determined that Mr. Kamath, who was a director in 2015, qualified and Mrs. Nooyi currently qualifies as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/audit_committee.aspx.

Compensation Committee

The Compensation Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards. The purposes of the Compensation Committee are to assist Schlumberger’s Board of Directors in discharging its responsibilities with regard to executive compensation; periodically review non-executive directors’ compensation; oversee Schlumberger’s general compensation philosophy; serve as the administrative committee under Schlumberger’s stock plans; and prepare the annual Compensation Committee Report required by the rules of the SEC. The authority and responsibilities of the Compensation Committee include the following:

•	annually review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s Chief Executive Officer to the Board’s independent directors, meeting in executive session.
•	review and approve the evaluation process and compensation structure for the Company’s executive officers and approve their compensation, including base salary, annual cash incentive and long-term incentives;
•	select appropriate peer companies against which the Company’s executive compensation is compared;
•	review incentive compensation and equity-based plans, and advise management and the Board of Directors on the design and structure of the Company’s compensation and benefits programs and policies, and to approve changes thereto, or to recommend changes to the Board, as the Committee determines appropriate;
•	administer and make awards under the Company’s stock plans, and review and approve annual stock allocation under those plans;
•	monitor trends and best practices in director compensation and stock ownership policies, and recommend changes to the Board as it deems appropriate in accordance with Schlumberger’s Corporate Governance Guidelines;
•	monitor and review the Company’s overall compensation and benefits program design to assess such programs’ continued competitiveness and consistency with established Company compensation philosophy, corporate strategy and objectives, linkage of pay to performance, and alignment with stockholder interests, including any material risks of such programs;
•	review and make recommendations to the Board regarding people-related strategies and initiatives, such as recruitment, retention and diversity management;
•	establish and administer stock ownership policies for executive officers and other key position holders;
•	review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) required to be included in the Company’s annual proxy statement, and based on such review and discussion, to determine whether or not to recommend to the Board that the CD&A be included;
•	produce a Compensation Committee Report to be included in the Company’s annual proxy statement; and
•	be directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, regulation, NYSE listing standards and Schlumberger’s governing documents. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and other salaried employees, are handled by teams of the Company’s human resources, finance and legal department employees.

Role of the Independent Consultant. The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as its independent consultant with respect to executive compensation matters. Pay Governance reports only to, and acts solely at the direction of, the Compensation Committee. Schlumberger’s management does not direct or oversee the activities of Pay Governance with respect to the Company’s executive compensation program. Pay Governance prepares compensation surveys for review by the Compensation Committee at its October meeting. One of the purposes of the October meeting is to assess compensation decisions made in January of that year in light of comparative data to date; another purpose of the October meeting is to prepare for the annual executive officer compensation review the following January. Pay Governance works with the Company’s executive compensation department to compare compensation paid to the Company’s executive officers with compensation paid for comparable positions at companies included in the compensation surveys conducted by Pay Governance at the direction of the Compensation Committee. Pay Governance and the Company’s executive compensation department also compile annual compensation data for each executive officer. The Compensation Committee has also instructed Pay Governance to prepare an analysis of each named executive officer’s compensation. The Compensation Committee has also retained Pay Governance as an independent consulting firm with respect to non-employee director compensation matters. Pay Governance prepares an analysis of competitive non-employee director compensation levels and market trends using the same peer groups as those used in the executive compensation review.

The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and has concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing the Compensation Committee.

Procedure for Determining Executive Compensation; Role of Management. The Compensation Committee evaluates all elements of executive officer compensation each January, after a review of achievement of financial and personal objectives with respect to the prior year’s results. The purpose is to determine whether any changes in the officer’s compensation are appropriate. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. The Compensation Committee independently determines each executive officer’s mix of total direct compensation based on the factors described in “Compensation Discussion and Analysis—Framework for Setting Executive Compensation in 2015—Relative Size of Direct Compensation Elements.” Early in the calendar year, financial and personal objectives for each executive officer are determined for that year. The Compensation Committee may, however, review and adjust compensation at other times as the result of new appointments or promotions during the year.

The following table summarizes the approximate timing of significant compensation events:

Event	Timing
Establish Company financial objectives	January of each fiscal year for current year, though for 2015 the objectives were established in January for the first half of the year and in July for the second half of the year

Establish CEO personal objectives	Early in the first quarter of the fiscal year for current year and finalized during April

Perform competitive assessment to determine how Schlumberger’s compensation decisions compared to decisions made by companies included in the compensation surveys	October of each fiscal year for current year

Independent compensation consultant provides analysis for the Compensation Committee to evaluate executive compensation	October of each year for compensation in the following fiscal year

Evaluate Company and executive performance (achievement of objectives established in previous fiscal year) and recommend incentive compensation based on those results	Results approved in January of each fiscal year for annual cash incentive compensation with respect to prior year. The incentive earned in prior fiscal year is paid in February of the current fiscal year.

Review and recommend executive base salary and determine equity-based grants	January of each fiscal year for base salary for that year and for equity-based grants

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/compensation_committee.aspx.

Nominating and Governance Committee

The Nominating and Governance Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards. The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;
•	evaluate the suitability of potential nominees for membership on the Board;
•	recommend to the Board the number and names of director nominees at the next annual general meeting of stockholders and to propose director nominees to fill any vacancies on the Board;
•	annually review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board;
•	consider the resignation of a director who has changed his or her principal occupation or employer, and inform the Board as to whether or not the Nominating and Governance Committee recommends that the Board accept the resignation;
•	assist the Board with its determination of the independence of its members;

•	monitor trends, changes in law and NYSE listing standards, as well as best practices in corporate governance, and to periodically review the Company’s Corporate Governance Guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws and in the policies and practices of the Board in light of such trends, changes and best practices as appropriate;
•	consider issues involving “related person transactions” with directors and similar issues, including approval or ratification of any such transactions as appropriate;
•	quarterly review the Company’s Ethics and Compliance Program;
•	annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees;
•	oversee the annual evaluation of Board effectiveness and report to the Board;
•	annually review and make recommendations to the Board regarding new director orientation and director continuing education on governance issues;
•	annually recommend to the Board committee membership and chairs, and review periodically with the Board committee rotation practices;
•	approve the membership of any Schlumberger executive officer on another listed company’s board, and receive timely information from non-employee directors of any new listed company board to which they have been nominated for election as director and of any change in their status as director on any other listed company board; and
•	advise the Board on succession planning.

The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/nomgov_committee.aspx.

Finance Committee

The Finance Committee advises the Board and management on various matters, including dividends, financial policies and the investment of funds. The authority and responsibilities of the Finance Committee include the following:

•	recommend investment and derivative guidelines for the cash and currency exposures of the Company and its subsidiaries;
•	review the actual and projected financial situation and capital needs of the Company as needed, regarding:
•	the capital structure of the Company, including the respective level of debt and equity, the sources of financing and equity and the Company’s financial ratios and credit rating policy;
•	the Company’s dividend policy; and
•	the issuance and repurchase of Company stock;
•	review the insurance principles and coverage of the Company and its subsidiaries, as well as financing risks, including those associated with currency and interest rates;
•	oversee the investor relations and stockholder services of the Company;
•	review the financial aspects of any acquisitions submitted to the Board and, as delegated to the Finance Committee by the Board, review and approve any acquisitions covered by such delegation;
•	review the administration of the employee benefit plans of the Company and the performance of fiduciary responsibilities of the administrators of the plans; and
•	function as the Finance Committee for pension and profit-sharing trusts as required by U.S. law.

The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/finance_committee.aspx.

Science and Technology Committee

The Science and Technology Committee advises the Board and management on matters involving the Company’s research and development programs. The authority and responsibilities of the Science and Technology Committee include the following:

•	review, evaluate and advise the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development programs;
•	review and advise the Board and management on the Company’s major technology positions and strategies relative to emerging technologies and changing market requirements;
•	monitor and evaluate trends in research and development, and recommend to the Board and management emerging technologies for building the Company’s technological strength;
•	recommend approaches to acquiring and maintaining technology positions;
•	advise the Board and management on the scientific aspects of major acquisitions and business development transactions; and
•	assist the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development.

The Science and Technology Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/tech_committee.aspx.

Communication with the Board

The Board has established a process for all interested parties, including stockholders and other security holders, to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board or any Schlumberger director (including the Chairman of the Board) by writing to them at the following address:

Schlumberger Limited

c/o the Secretary

5599 San Felipe, 17th Floor

Houston, Texas 77056

All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the annual general meeting of stockholders is that directors are welcome, but not required, to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. Tony Isaac attended the annual general meeting of stockholders in 2015.

Policies and Procedures for Approval of Related Person Transactions

In January 2007, the Board formally adopted a written policy with respect to “related person transactions” to document procedures pursuant to which such transactions are reviewed, approved or ratified. Under SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of the Company since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which:

•	the Company is a participant;
•	any related person has a direct or indirect material interest; and

•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s Secretary and General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving Schlumberger or its subsidiaries and related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Since the beginning of 2015, there were no related person transactions under the relevant standards.

Code of Conduct

Schlumberger has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. Our Code of Conduct is located at www.slb.com/about/codeofconduct.aspx.

ITEM 2. ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, motivate and retain talented executive officers;
•	to motivate progress toward Company-wide financial and personal objectives while balancing rewards for short-term and long-term performance; and
•	to align the interests of our executive officers with those of stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 20 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 46 through 62, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2016 annual general meeting of stockholders:

RESOLVED, that the stockholders of Schlumberger Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2016 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2017.

Required Vote

A majority of the votes cast is required to approve this Item 2. If you hold your shares in “street name,” please note that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 2.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes Schlumberger’s compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table below (the “named executive officers” or the “NEOs”). The purpose of the CD&A is to explain what the elements of compensation are; why our Compensation Committee selects these elements; and how the Compensation Committee determines the relative size of each element of compensation. Included in this CD&A are decisions made in 2015 affecting 2015 base salaries and long-term equity incentives (“LTIs”), as well as annual cash incentive awards earned in 2015 but paid in early 2016.

2015 Executive Summary

Overview

Schlumberger delivered strong financial results despite the difficult operating environment throughout the oil and gas industry in 2015. Highlights of our 2015 performance include:

•	we had full-year revenue of $35.5 billion despite the worst industry downturn since the mid-1980’s;
•	we generated full-year free cash flow of $5.0 billion, representing 114% of earnings before charges and credits in 2015, as compared to $6.2 billion in 2014, despite our 27% sequential drop in 2015 revenue. Our free cash flow generation in 2015 was far greater than that of our closest competitors;
•	we returned $4.6 billion to our stockholders through dividends and stock repurchases;
•	in North America, despite a 67% decrease in 2015 pretax operating income, our pretax operating margins were resilient at 7.1%, driven by our management’s proactive efforts in mitigating the downturn; and
•	we signed a merger agreement with Cameron International Corporation (“Cameron”), a transaction that will position us for long-term technology-led growth through the integration of our reservoir and well technology with Cameron’s wellhead and surface technology.

Schlumberger management also took several other key operational, strategic, and economic measures in 2015 to continue to better position the Company for the long-term. Schlumberger achieved the following goals, among others, many of which were aligned with our executives’ personal objectives:

•	we continued our series of transformational initiatives to improve global productivity, increase manufacturing efficiency, reduce fixed costs and streamline the Company, all to leverage both our size and breadth of our offerings to generate a further competitive advantage;
•	we reduced our customer non-productive time rate by 23%, the largest annual improvement we have ever achieved;
•	we significantly increased our tender win-rate and strengthened our contract portfolio, positioning us to increase market share when customer activity recovers; and
•	we continued our technology leadership by investing $1.1 billion in research and engineering.

Relative Stock Price Results

As of the end of 2015, despite the intense decline in customer capital expenditures and the sharpest decline in land activity since 1986, our management team has positioned Schlumberger very strongly over the past three years relative to market conditions and other participants in our industry. The graph below shows the significant percentage change in the market price of our common stock relative to the WTI price of crude oil and the Philadelphia Oil Service Sector (“OSX”) over the last three years.

Schlumberger’s stock price increased by 70% between December 31, 2012 and June 30, 2014, compared to an increase of 14% for the WTI price of crude oil and an increase of 41% for the OSX over the same period. We then maintained our gains relative to these two market indicators, as our stock price declined only 40% between June 30, 2014 and December 31, 2015, compared to a decrease of 64% for the WTI price of crude oil and a decrease of 49% for the OSX over the same period. Oil prices ultimately reached a 12-year low in December 2015.

Executive Compensation Program Overview

Schlumberger is the world’s largest oilfield services company and the only such company included in the S&P 100 Index. The Company’s success in delivering strong long-term stockholder returns and financial and operational results is a result of attracting, developing and retaining the best talent globally. A highly competitive compensation package is critical to this objective and, to this end, the Compensation Committee seeks to target total direct compensation (i.e., base salary plus annual cash incentives plus LTI awards) for our NEOs and other executive officers at or very close to the 75th percentile of the Company’s two main executive compensation comparator groups. In the view of the Compensation Committee, the 75th percentile is the proper level to target because of Schlumberger’s leading position in the oilfield services industry; because the market for executive talent in the oil and gas industry is exceptionally competitive; and because our executives are very highly sought after, not only by our direct oilfield service competitors but also by other leading companies.

The Compensation Committee retains the flexibility to set elements of target compensation at higher percentiles based on strong business performance, for retention, for key skills in critical demand, and for positions that are of high internal value. Elements of our executives’ total direct compensation and actual payments may also be below our main comparator groups’ median as a result of our pay-for-performance philosophy, as discussed below.

Our Executive Compensation Best Practices

The following is a summary of some of our executive compensation practices and policies that demonstrate important aspects of our culture and values.

•	A significant portion of executive pay is in the form of long-term equity compensation that is at risk, in order to align executive compensation with the Company’s business strategy and create long-term stockholder value. Schlumberger’s long-term incentive program focuses executives on longer-term operating performance and stockholder results.
•	The primary elements of our compensation program for our executive officers are LTIs in the form of performance share units (“PSUs”) and stock options; annual cash incentive, which is based upon performance against pre-established financial and individual goals; and base salary.
•	We have a compensation recovery, or “clawback,” policy that allows our Board to recoup performance-based cash awards in the event of specified restatements of financial results.
•	Our executive stock ownership guidelines provide that our CEO must own shares of our common stock equal to at least six times his annual base salary; our executive vice presidents, including our CFO, must own at least three times their annual base salary; and all other executive officers (non-EVP) must own at least two times their annual base salary. In addition, our stock ownership guidelines require each executive to hold 50% of the net shares acquired upon the exercise of stock options until the executive satisfies his or her ownership requirement, and impose a five-year deadline on compliance.
•	Executives are offered very limited perquisites and do not participate in any executive pension or insurance plans other than those providing supplemental benefits (available to all eligible employees) to cover income that exceeds regulatory limits.

Summary of Executive Compensation Practices We Do Not Engage in

The following is a summary of some of the executive compensation practices we do not engage in.

•	Equity awards granted to our NEOs since October 2010 do not provide for automatic acceleration upon a change in control, and provide for the same rights on a termination following a change in control as apply prior to a change in control. The only rights to vesting on termination are provided in the event of retirement, disability or death.
•	Our executive officers have no employment, severance or change-in-control agreements, except for—agreements entered into in connection with phased retirement.
•	Our directors and executive officers are prohibited from hedging their ownership of Schlumberger stock, including trading in options, puts, calls or other derivative instruments related to our securities.
•	Our directors and executive officers are prohibited from pledging, or using as collateral, their Schlumberger stock in order to secure personal loans or other obligations, which includes holding shares of our common stock in a margin account.

Overview of Compensation Decisions for 2015

The Compensation Committee continued to focus on strengthening the link between pay and performance to retain and motivate our top executives through a year that was marked by upstream capital expenditure spending cuts that resulted in significantly lower E&P investment levels. As a result, and as more fully discussed elsewhere in this CD&A, the Compensation Committee took the following actions in 2015:

•	The Compensation Committee approved grants of equity-based awards to the NEOs in January 2015 that were generally at or slightly above the 75th percentile of equity-based grants made by the Company’s oil industry and general industry peer groups (which we sometimes refer to in this CD&A as our “main comparator groups”).

•	The Compensation Committee approved individual and financial performance goals under our annual cash incentive program. The financial half of our NEOs’ 2015 annual cash incentive opportunity was based equally on (i) achievement of earnings per share from continuing operations, excluding charges and credits (“EPS”) targets and (ii) year-over-year relative growth of both revenue and pretax operating margin, as compared against our two main competitors (referred to in this CD&A as the relative performance incentive).
•	In light of severely reduced industry visibility, the Compensation Committee determined at its January 2015 meeting to divide the EPS component of the financial performance goals of our annual cash incentive program into two six-month periods for 2015.
•	Payout of the EPS component of the financial half of the annual cash incentive for the first six months of 2015 was 74% of target, and payout for the second six months of 2015 was 88% of target. Payout of the relative performance incentive was 175%. These combined for an average payout of 128.1% under the financial half of the 2015 annual cash incentive, well below the maximum 300% potential payout for the financial portion of the annual incentive.
•	The Compensation Committee determined to hold base salaries flat for all of our NEOs except Mr. Kibsgaard, whose base salary was increased in April 2015 from $1.7 million to $2.0 million because of his new, additional, role as Chairman of the Board, which he assumed in April 2015 and Mr. Al Moaharbel, whose salary increased in January 2015 from $700,000 to $770,000, because his salary was below the median of both comparator groups.
•	The Compensation Committee increased the target annual cash incentive range of Mr. Schorn from 75% to 100% in light of his role and responsibilities within the Company.

Executive Compensation Philosophy

In keeping with the Company’s pay-for-performance culture, Schlumberger’s long-standing compensation philosophy is to pay senior executives and other professional-level employees for performance that is evaluated against personal and Company financial goals as described below in the section entitled “—Annual Cash Incentive Decisions for 2015.” Schlumberger’s compensation program is driven by the need to recruit, develop, motivate and retain top talent, both in the short-term and long-term, by establishing compensation that is competitive and by promoting the Company’s values of people, technology and profitability. Promotion from within the Company is a key principle at Schlumberger, and all executive officers, including the named executive officers, have reached their current positions through career development with the Company. Schlumberger sees diversity of its workforce as both a very important part of its cultural philosophy and a business imperative, as it enables the Company to serve clients anywhere in the world. Schlumberger believes its use of a consistent approach to compensation at all levels irrespective of nationality is a strong factor in achieving a diverse workforce comprising top global talent.

Schlumberger’s compensation program is designed so that the higher an executive’s position in the Company, the larger the proportion of compensation that is contingent on strong long-term stock price performance, the Company’s financial performance and/or individual performance, described as “at-risk” compensation. The Company believes that having a significant portion of executive compensation at-risk more closely aligns the interests of its executives with the long-term interests of Schlumberger and its stockholders. Accordingly, our named executive officers receive a greater percentage of their compensation through at-risk pay tied to Company performance than our other executives.

Schlumberger’s executive compensation program consists of three primary elements, comprising our executives’ total direct compensation:

•	long-term equity incentives;
•	annual cash incentives, based upon Company and individual performance; and
•	base salary.

These elements allow the Company to remain competitive and attract, retain and motivate top executive talent with current and potential future financial rewards. At the same time, this relatively simple compensation program is applied and communicated consistently to our exempt employees of more than 140 nationalities operating in approximately 85 countries.

Framework for Setting Executive Compensation in 2015

Executive Compensation Goals

In establishing executive compensation, Schlumberger believes that:

•	compensation and benefits should be competitive with peer companies that compete with the Company for business opportunities and/or executive talent;
•	annual cash incentive awards should reflect progress toward Company financial and personal objectives;
•	stock option awards should encourage the creation of long-term stockholder value;
•	PSU awards should further align our executives’ compensation with the stock price returns experienced by our stockholders, while also incentivizing our executives to achieve strategic and financial goals that support our long-term performance; and
•	the Company’s policies should encourage executives to hold stock through equity-based awards and stock ownership guidelines that align their interests with those of our other stockholders.

Management of Executive Compensation

The Compensation Committee reviews and recommends our chief executive officer’s compensation to the independent members of the Board of Directors and reviews and approves the compensation of our other executive officers. The specific duties and responsibilities of the Compensation Committee are described in the section of this proxy statement entitled “Corporate Governance—Board Committees—Compensation Committee” above.

Role of Compensation Consultant

The Compensation Committee has engaged the independent executive compensation consulting firm of Pay Governance LLC with respect to executive compensation matters. For more information on this engagement, see the section of this proxy statement entitled “Corporate Governance—Board Committees—Compensation Committee” above.

Relative Size of Direct Compensation Elements

The Compensation Committee reviews the elements of total direct compensation for the NEOs throughout the year, to evaluate whether each element of direct compensation remains at levels that are competitive with companies in Schlumberger’s two main peer groups described below. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies comprising the two peer groups, including the size and mix of direct compensation for executives in those companies. The Compensation Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis on LTI awards for more senior executives. However, the Compensation Committee does not aim to achieve a specific target of cash versus equity-based compensation.

While external market data provide important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s total direct compensation, the Compensation Committee also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;
•	leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;

•	overall Company and individual performance;
•	retention needs;
•	the recommendations of the CEO (except for his own compensation); and
•	internal pay equity.

Based on market data provided by Pay Governance, the charts below show the average percentage of 2015 base salary, target cash incentive and 2015 LTI compensation established by the Compensation Committee in January 2015 for the NEOs who served throughout 2015, in comparison to the Company’s two main comparator groups. The charts demonstrate that Schlumberger’s pay mix generally aligns with that of both peer groups, though Schlumberger provides a slightly higher proportion of at-risk LTI compensation. This data is based on target opportunity levels and will differ from the total compensation figures shown in the Summary Compensation Table.

The Compensation Committee may, at its discretion, modify an NEO’s mix of base pay, annual cash incentive and LTIs, or otherwise adjust an NEO’s total compensation, to best fit his or her specific circumstances. For example, the Committee may award more cash and not award an LTI grant to an executive officer that is approaching retirement. This provides more flexibility to the Committee to compensate executive officers appropriately as they near retirement, when they may only be able to partially fulfill the five-year vesting required for stock options or retire prior to the end of a three-year performance period for PSUs. The Committee may also increase the size of stock option grants to an executive officer if the total number of career stock options granted does not adequately reflect the executive’s current position and level of responsibility within the Company, after a review of external market practice and the other factors described above.

Pay-for-Performance Relative to Oil Industry Peer Group

As part of the Compensation Committee’s annual review of our executive compensation program, the Committee in July 2015 directed Pay Governance to prepare a comparative pay-for-performance assessment against companies in our oil industry peer group as identified in the “Peer Group Companies and Benchmarking” section below. The comparative assessment examined the degree of alignment between our NEOs’ compensation and our performance relative to these companies as measured by total shareholder return (“TSR”) and EPS, each on a one-year (2014) and a three-year (2012-2014) basis, and in both cases ending on December 31, 2014. TSR reflects share price appreciation, adjusted for dividends and stock splits. EPS represents diluted earnings per share from continuing operations, excluding charges and credits.

For its one-year analysis, the Compensation Committee reviewed the actual cash incentive paid in 2014 to our CEO against actual cash incentive paid in 2014 to other CEOs in companies comprising the oil industry peer group. It then separately reviewed cash incentive paid to Schlumberger’s other named executive officers for 2014 against cash incentive paid over the same period to non-CEO named executive officers in companies comprising the oil industry peer group. The Committee deemed it appropriate to restrict its review to the cash incentive component of total direct compensation for purposes of the one-year analysis, given the relatively short period under review.

For its three-year analysis, the Compensation Committee reviewed the 2012-2014 total realizable compensation of Schlumberger’s CEO against other CEOs in companies comprising the oil industry peer group.

It then separately reviewed Schlumberger’s other executive officers against other executive officers in companies comprising the oil industry peer group; however, information regarding total realizable compensation of the second- through fifth-highest paid officers at the non-United States companies that are included in the oil industry peer group (e.g., BG Group, BP plc, Eni SpA, Royal Dutch Shell and Total) was not available. As a result, our NEOs’ total realizable compensation (other than that of our CEO) was compared only against total realizable compensation of named executive officers at US-incorporated companies in the oil industry peer group (for which data was available).

“Total realizable compensation” for the three-year period consisted of the following:

•	actual base salary paid;
•	actual cash incentive payouts;
•	the December 31, 2014 market value of the following:
•	in-the-money value of stock options granted from 2012-2014; and
•	for performance-based incentive awards, (i) the actual award payout value for grant cycles beginning in 2013 and (ii) the estimated award payout values for cycles beginning in 2013 and 2014, based on company disclosures (and in all cases based on actual stock prices as of the end of the period, not as of the date of grant).

Because the one- and two-year PSUs that were granted in January 2013 were special (one-time) transition awards granted only in the year of transition to PSUs, the three-year analysis was conducted both with and without these one-time awards taken into account.

Pay Governance’s analysis demonstrated the following:

One-Year (2014) SLB Performance		One-Year SLB Cash Incentive Payout (%)

•TSR:	52nd percentile in oil industry group	•CEO:	62nd percentile in oil industry group
•EPS Growth:	43rd percentile in oil industry group	•Other NEOs:	56th percentile in the US companies in the oil industry group

Three-Year (2012-2014) SLB Performance		Three-Year SLB Total Realizable Compensation (%)

•Cumulative TSR:	71st percentile in oil industry group	Excluding Transitional PSUs:
•Cumulative EPS Growth:	86th percentile in oil industry group	•CEO:	52nd percentile in oil industry group
		•Other NEOs:	44th percentile in the US companies in the oil industry group

Including Transitional PSUs:

		•CEO:	71st percentile in oil industry group
		•Other NEOs:	63rd percentile in the US companies in the oil industry group

Based on the foregoing, the Compensation Committee concluded that pay and performance were appropriately aligned as follows:

•	Schlumberger’s executive cash incentive practices in 2014 were generally aligned with the Company’s 2014 TSR and EPS growth, and
•	Schlumberger’s three-year total realizable compensation rank is closely aligned with Schlumberger’s three-year TSR percentile rank and generally aligned with Schlumberger’s three-year EPS growth percentile rank. However, Company performance outranked total realizable compensation when excluding the value of the one-time transition PSUs.

Pay Mix and Internal Pay Equity Review

In January 2015, the Compensation Committee carried out an analysis of pay mix and internal pay equity. In carrying out its analysis, the Committee considered the relative size of direct compensation elements of companies in Schlumberger’s two main comparator groups, as well as internal factors. With regard to pay mix, the Committee also reviewed the elements of compensation for the Company’s NEOs, both in relation to each other and in comparison with the average pay mix of the Company’s executive officers. Based on its review, the Committee concluded that the mix of base salary, incentive cash bonus and LTI was appropriate for each of Schlumberger’s NEOs.

The Compensation Committee also reviewed internal pay equity in October 2015. The Committee reviewed the CEO position in relation to the other executive officer positions, and the executive officer positions both in relation to one another and in comparison with the average of the other executive officer positions. The Committee noted that the ratio of total direct compensation between the CEO and the second-highest paid executive officer (Mr. Ayat) was similar to that in the three prior years. The Committee also noted that the levels of total direct compensation for the third to the fifth-highest paid officers were very closely clustered together, consistent with their relative positions within the Company. As a result of the foregoing, the Committee concluded that internal pay equity was appropriate.

Peer Group Companies and Benchmarking

The Compensation Committee considers the formal executive compensation survey data prepared by Pay Governance when it reviews and determines executive compensation. The Committee also uses information on the executive compensation practices at various “peer group” companies when considering design changes to the Company’s executive compensation program. To prepare for its executive compensation analysis, the Company’s executive compensation department works with Pay Governance to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer.

The Company has two main executive compensation peer groups, the oil industry and general industry peer groups (our “main comparator groups”). Beginning in October 2013, the Compensation Committee approved the addition, as described below, of two new peer groups, which remained effective for 2015 compensation decisions as to a very small number of executive officers, only one of which — our EVP Technology — is an NEO. The 2015 compensation of our EVP of Technology was not determined by reference to our two main comparator groups, but to these two new comparator groups.

The survey data prepared by Pay Governance summarize the compensation levels and practices of our two main comparator groups and the two additional peer groups. These four comparator groups are made up of:

•	an oil industry peer group comprised of companies in the oil services, exploration and production (“E&P”), refining and pipeline industries, with annual revenues greater than $15 billion (one of our two main comparator groups);

•	a general industry peer group comprised of large companies with significant international operations (the other of our two main comparator groups);
•	a second oil industry peer group comprised of smaller companies in the oil services, E&P, refining and pipeline industries, with annual revenues between $2.5 billion to $10 billion (the “lower-revenue oil industry peer group”); and
•	a second general industry peer group comprised of companies from the S&P 500 with research and development (“R&D”) expenditures, at the median, close to Schlumberger’s R&D expenditures (the “R&D-focused peer group”).

A different comparator peer group is used for the 2015 relative performance component of the annual cash incentive, and is described below in “—Annual Cash Incentive Decisions for 2015—2015 Relative Performance Incentive (RPI).”

The Compensation Committee’s selection criteria for companies comprising the four peer groups include:

•	competition for executive talent;
•	revenue and market capitalization;
•	global presence and scope of international operations (except for the lower-revenue oil industry peer group); and
•	companies viewed as leaders in their industry.

The Committee, with the assistance of Pay Governance, annually reviews specific criteria and recommendations regarding companies to add to or remove from the comparator groups. As a general matter, the Company selects suitable comparator companies such that companies in each of our two main comparator groups, at the median, approximate Schlumberger’s estimated revenue in the then-current year and its then-current market capitalization. The Compensation Committee modifies the peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison. A challenge facing the Company in determining the companies appropriate for inclusion in our two main comparator groups for 2015 executive compensation decisions was the Company’s relatively high market capitalization, rendering it difficult to position Schlumberger at the median of each peer group.

Oil Industry Peer Group

The higher-revenue oil industry peer group comprises companies in the oilfield services, oil and gas E&P, refining and pipeline industries with annual revenues greater than $15 billion. Because of Schlumberger’s significant international operations, this peer group includes non-U.S. energy and energy-related companies that also meet the criteria set forth above.

The Compensation Committee includes E&P companies in this peer group based on a number of factors. First, because Schlumberger is significantly larger than all of its direct competitors in the oilfield services industry in terms of revenue and market capitalization, the Compensation Committee believes that the addition of E&P companies provides a more appropriate and complete comparator group. In addition, the Committee believes that the inclusion of E&P companies is appropriate because market consolidation has reduced the number of direct competitors in the oilfield services industry, thus increasing the prominence of E&P companies as competitors for executive talent.

In July 2014, the Compensation Committee reviewed the companies constituting our two main comparator groups based on the criteria set forth above. At the time of its review, Schlumberger’s 2014 revenue was forecast to be approximately $49 billion. Applying the selection criteria set forth above, the Compensation Committee approved the removal of Murphy Oil Corporation from the oil industry peer group due to its significant asset divestitures resulting in annual revenues less than $15 billion, effective for 2015 compensation decisions. No other companies were added to or removed from this peer group. As a result of the foregoing:

•	Schlumberger was in the 48th percentile of the oil industry peer group in terms of revenue, and in the 71st percentile of that peer group in terms of market capitalization, and
•	the number of companies in the oil industry peer group decreased from 22 to 21.

The following companies were included in the oil industry peer group effective for relevant 2015 compensation decisions:

Higher-Revenue Oil Industry Peer Group

Oil services, E&P, refining and pipeline companies with annual revenue of more than $15B

• Apache Corp.	• Baker Hughes	• BG Group	• BHP Billiton	• BP plc

• Chevron	• ConocoPhillips	• Eni SpA	• Enterprise Products Partners	• Exxon Mobil

• Halliburton	• Hess	• Marathon Petroleum	• National Oilwell Varco	• Occidental Petroleum

• Phillips 66	• Royal Dutch Shell	• Suncor Energy	• Total	• Valero
• Weatherford

General Industry Peer Group

The general industry peer group provides data from large companies with significant international operations, and supplements the compensation data from the oil industry peer group, whose companies are closer to Schlumberger in industry type but have widely varying revenue sizes. The general industry peer group:

•	includes multi-national companies with (i) non-U.S. annual revenue of at least 20 percent of consolidated revenue, (ii) a technical focus; (iii) annual revenue between $25 billion to $90 billion; and (iv) market capitalization of at least $12 billion;
•	excludes companies that do not have a significant international scope; and
•	excludes companies in industries that are least comparable to Schlumberger’s, such as entertainment, finance and retail.

The Compensation Committee considers data from the second peer group as it deems necessary or advisable to the extent that data from the first peer group may not exist, or may be insufficient, for some executive officer positions. The second group is also particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.

In July 2014, the Compensation Committee, applying the selection criteria set forth, approved the removal of four companies — Dell Inc., Xstrata, Abbott Laboratories and Nokia — from the general industry peer group, effective for 2015 compensation decisions. The removal of each of these companies was due to their ceasing to be a public reporting company or being no longer in a sufficiently relevant industry. Additionally, in light of the removal of these companies and applying the criteria set forth above, Fluor Corporation was added to the general industry peer group. No other companies were added to or removed from this peer group. As a result of the foregoing:

•	Schlumberger positioned itself closer to median — the 54th percentile — of the general industry peer group in terms of revenue, and in the 70th percentile of that peer group in terms of market capitalization, and

•	the number of companies in the general industry peer group decreased from 49 to 46.

The following companies comprised the general industry peer group effective for relevant 2015 compensation decisions:

General Industry Peer Group

Annual revenue of $25B to $90B with technical and global focus

• 3M	• ABB Ltd.	• Airbus Group	• Alstom SA	• Amazon.com

• Anglo American	• Archer Daniels Midland	• AstraZeneca PLC	• BAE Systems	• Bayer AG

• Boeing	• Caterpillar Inc.	• Cisco Systems	• Coca-Cola	• Compagnie de Saint-Gobain

• Danone	• Deere & Co	• Dow Chemical	• E.I. Dupont de Nemours	• FedEx

• Fluor Corporation*	• General Dynamics	• GlaxoSmithKline	• Google, Inc.	• Honeywell

• Intel	• International Paper	• Johnson Controls	• Johnson & Johnson	• Koninklijke Philips

• LyondellBasell	• Merck & Co.	• Microsoft	• Novartis AG	• Oracle

• PepsiCo, Inc.	• Pfizer	• Procter & Gamble	• Raytheon	• Rio Tinto plc

• Roche Holding AG	• Sanofi	• Schneider Electric	• Unilever	• United Technologies
• UPS

*	Added to the group for 2015 executive compensation decisions.

Additional Peer Groups for Select Positions

As stated above, in October 2013, the Compensation Committee approved the addition of two new peer groups for 2014, which remained effective for certain 2015 compensation decisions. These peer groups were added to address select executive officer positions for which the Committee believed executive compensation data was no longer available or insufficient among the two main comparator groups.

The two additional peer groups serve as an additional point of reference for the Committee, given the scope and level of responsibility of executive positions as to which the Committee requires additional compensation data. Prior to the introduction of these two peer groups, the Committee had determined that select executives who held very senior positions within the Company (including our EVP Technology) could, by virtue of their leadership experience and professional background at Schlumberger, become chief executives of other, smaller companies in the oil and gas industry.

As a result, the Committee believed that it was appropriate, when reviewing and setting the compensation of our EVP Technology and other select executives for 2015, also to compare their total direct compensation against those of chief executive officer positions at smaller oil and gas companies with then-current annual revenues between $2.5 billion and $10 billion.

In addition, the Committee determined that it was appropriate to compare the compensation of our EVP Technology against that of the top R&D executives at other companies in the S&P 500 with R&D expenditures, at the median, very close to Schlumberger’s R&D expenditures. As a result, the 2015 compensation of our EVP Technology was not determined by reference to our two main comparator groups, but to these two comparator groups.

Lower-Revenue Oil Industry Peer Group

The lower-revenue oil industry peer group, introduced in October 2013, comprises smaller companies in the oilfield services, oil and gas E&P, refining and pipeline industries, with annual revenues between $2.5 billion and $10.0 billion. Among our NEOs, this peer group is relevant only for the compensation of our EVP Technology.

In October 2014, the Compensation Committee, upon review of the criteria for the lower-revenue oil industry peer group, decided not to add to, or remove any companies from, this peer group, with the result that the following 18 companies formed this peer group effective for relevant 2015 compensation decisions:

Smaller Oil Industry Companies

Oil services, E&P, refining and pipeline companies with annual revenue between $2.5B and $10.0B

• AMEC plc	• Cameron International	• CGG-Veritas	• Diamond Offshore Drilling	• Dresser-Rand Group Inc.

• Ensco plc	• Exterran Holdings	• FMC Technologies	• Helmerich & Payne, Inc.	• John Wood Group plc

• McDermott International	• Noble Corp.	• Oceaneering International	• Oil States International	• Patterson-UTI Energy

• SBM Offshore	• Subsea 7 SA	• Superior Energy Services

R&D Focused Peer Group — Similar R&D Expenditures

The R&D-focused peer group, also introduced in October 2013, comprises large companies with significant international operations, some of which also are in our general industry peer group. While the 2013 consolidated revenue of these companies ranged from approximately $2.4 billion to $86.6 billion, their R&D expenditures, at the median, approximated Schlumberger’s R&D expenditures in that year. As with the lower-revenue oil industry peer group, this peer group is relevant only for the compensation of our EVP Technology.

In October 2014, the Compensation Committee, upon its review of the criteria for the R&D-focused peer group, determined not to add to, or remove any companies from, to this peer group. The following 40 companies formed the R&D-focused peer group effective for relevant 2015 compensation decisions:

General Industry Peer Group Companies with R&D Focus

Median R&D expenses similar to Schlumberger’s R&D expenses

• 3M Company	• AbbVie Inc.	• Adobe Systems	• Advanced Micro Devices	• Allergan Inc.

• Applied Materials	• Baxter International	• Biogen Idec Inc.	• Boeing	• Boston Scientific

• Broadcom Corp.	• Caterpillar Inc.	• Celgene Corp.	• Corning Inc.	• Cummins Inc.

• Danaher Corp.	• Deere & Co.	• Dell Inc.	• Dow Chemical	• E.I. Dupont de Nemours

• eBay Inc.	• Electronic Arts Inc.	• EMC Corp.	• Forest Laboratories	• Gilead Sciences

• Juniper Networks	• LSI Corp.	• Medtronic, Inc.	• Micron Technology	• Monsanto

• Motorola Solutions	• NetApp, Inc.	• NVIDIA Corp.	• Raytheon Co.	• Seagate Technology

• Symantec	• Texas Instruments	• United Technologies	• Western Digital Corp.	• Yahoo! Inc.

The table below summarizes the executive compensation peer groups that are referred to when reviewing and establishing the compensation of our various NEOs for 2015.

	Oil Industry Peer Group Revenue more than $15 billion	General Industry Peer Group	Smaller Oil Industry Peer Group Revenue $2.5 billion- $10.0 billion	R&D-Focused Peer Group Similar R&D Expenditures
All NEOs (except EVP Technology)	✓	✓

EVP Technology			✓	✓

Elements of Compensation

Base Salary

Base salary is the fixed portion of an executive’s annual cash compensation, which provides some stability of income since the other compensation elements are variable and not guaranteed. On appointment to an executive officer position, base salary is set at a level that is competitive with base salaries in the applicable comparator groups for that position and takes into account other factors described below. Generally, the Compensation Committee targets base salaries for executive officers at or near the 75th percentile of each of the peer groups.

Base salaries for each executive officer position are compared annually with similar positions in the applicable peer groups. Base salary changes for executive officers, except the CEO, are recommended by the CEO and subject to approval by the Compensation Committee, taking into account:

•	comparable salaries for executives with similar responsibilities in the applicable peer groups;
•	comparison to internal peer positions;
•	the Company’s performance during the year relative to the previous year and to its market peers;
•	individual business experience and potential; and
•	overall individual performance.

The base salary of the CEO is reviewed by the Compensation Committee in executive session and recommended by the Compensation Committee to the independent members of the Board of Directors for approval, based on the same criteria as above. In addition to periodic reviews based on the factors described above, the Compensation Committee may adjust an executive officer’s base salary during the year if the executive officer is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO (in the case of executive officers other than himself) and the Compensation Committee carefully consider these new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience. Base salary may also be reduced, such as when an executive officer moves to a position of lesser responsibility in the Company. Alternatively, base salary can be frozen for a number of years until it falls in line with comparable positions in the applicable compensation peer groups.

Base Salary Decisions in 2015

The Compensation Committee carried out a review of the compensation of each of the executive officers in January 2015. Upon review of comparative market data for the applicable comparator groups, and taking into consideration that most of our NEOs were already positioned competitively from a market perspective, the Committee determined to increase the base salary of only one NEO in January 2015. Mr. Al Moaharbel’s salary was increased from $700,000 to $770,000 so that his salary was no longer below the median for his position in both comparator groups. In April 2015, our CEO assumed the role of Chairman of the Board. In that month, the Compensation Committee again considered his base salary and approved an increase in his salary from $1.7 million to $2.0 million in light of his new, additional role as Chairman of the Board.

Annual Cash Incentive

The Company pays annual performance-based cash incentives to its executives to foster a results-driven, pay for performance culture and to align their interests with those of Schlumberger’s stockholders. The Compensation Committee selects performance-based measures that it believes will strike the balance between motivating an executive to increase operating results in the near-term and driving profitable long-term Company growth and value for stockholders. Incentive cash payments are made each February according to the achievement of both personal and Company financial objectives established as described below in the section entitled “—Annual Cash Incentive Decisions for 2015.”

The 2015 target annual cash incentive for our CEO was 150% of his base salary, and 75% or 100% of base salary for the other NEOs, depending on their position. One half of Schlumberger’s potential cash incentive is based on the achievement of personal objectives, while the other half is based on Company financial performance against criteria, as described below in the section entitled “—Annual Cash Incentive Decisions for 2015.”

The financial half of the incentive cash payment for NEOs has an incremental financial element, which means that the maximum incentive opportunity can be up to 300% of target with respect to the financial part, based on achievement of superior financial results. This enhanced incentive applies to the CEO and our other executive officers. The personal half of the incentive cash payment has no positive incremental element, meaning the maximum payout with respect to this half of the target annual cash incentive is 100% of target. Under this approach, the maximum incentive opportunity based on both financial and personal objectives combined cannot exceed 200% of target.

The Compensation Committee reviews and recommends to the independent directors of the Board the financial objectives for the CEO and reviews and approves the financial objectives for the other executive officers. The Committee believes that, with regard to financial targets or financial performance goals, it is important to establish criteria that, while very difficult to achieve in an uncertain global economy, are realistic. When considering the Company’s operating results for purposes of the financial portion of the annual cash incentive, the Compensation Committee has the discretion to decide whether to take into account unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee exercises its discretion when it believes that executives and other employees would be inappropriately penalized by, or would inappropriately benefit from, these items.

The Committee approves the personal objectives for the CEO and assesses his performance against those objectives in determining his annual cash incentive award, subject to final approval by the independent directors of the Board. The CEO approves the personal objectives for the other executive officers, including the other NEOs, and assesses each such officer’s performance against their pre-determined objectives, subject to final approval of the Committee.

Annual Cash Incentive Decisions for 2015

Annual Cash Incentive Targets

In April 2015, the Compensation Committee approved an increase to Mr. Schorn’s annual cash incentive range from 75% to 100% (expressed as a percentage of base salary), effective January 1, 2015, as a result of the increased level of responsibility in Mr. Schorn’s position. There were no other changes in the target annual cash incentive ranges for any of the other NEOs in 2015.

Financial Objectives

The financial half of the annual cash incentive opportunity for all executive officers had, prior to 2013, been based solely on EPS. In July 2013, the Compensation Committee approved the inclusion of a relative performance incentive (“RPI”) component to the financial half of the annual cash incentive, and the Compensation Committee maintained this approach for 2015. As a result, the financial half of the NEOs’ 2015 annual cash incentive was based equally on achievement of (i) EPS targets and (ii) relative financial performance criteria.

2015 EPS Targets

The Compensation Committee selected EPS as an absolute measure upon which to base half of the financial portion of the annual cash incentive because it is the primary absolute basis on which we set our performance expectations for the year. We believe that consistent EPS growth leads to long-term stockholder value; and EPS is the metric most widely used by investors and analysts to evaluate the performance of Schlumberger.

The process used to set annual EPS targets starts with a review of plans and projections following bottom-up planning from the field, which considers factors such as:

•	activity growth potential;
•	pricing;
•	anticipated exploration and production (E&P) spending; and
•	introduction of new technology.

In light of severely reduced industry visibility the Compensation Committee determined at its January 2015 meeting to divide the EPS component of the financial performance goals of our annual cash incentive program into two six-month periods for 2015. As a result, the Compensation Committee determined EPS targets for the six-month period from January 1 through June 30 at its January 2015 meeting, and approved the EPS targets for the six-month period from July 1 through December 31 at its July meeting. The Compensation Committee approved the following EPS performance targets and corresponding payouts for the first six-month period of 2015 at its January 2015 meeting, for purposes of the 2015 annual cash incentive:

H1 2015 EPS Performance Targets	% of EPS Portion of Financial Half
(Payout %)
Less than $1.70	0%
$1.70	25%
$2.20	50%
$2.70	100%
$3.20	150%

Reflecting the continued challenges in the industry, the Company’s expectation that the challenging conditions would continue, and the limited visibility for business conditions, the Compensation Committee approved the following EPS performance targets and corresponding payouts for the second half of 2015 at its July 2015 meeting, for purposes of the 2015 annual cash incentive:

H2 2015 EPS Performance Targets	% of EPS Portion of Financial Half
(Payout %)
Less than $1.20	0%
$1.20	25%
$1.50	50%
$1.80	100%
$2.10	150%

For EPS results between any two targets, the payout is prorated. No cash incentive is paid if the minimum EPS target is not met for the applicable six-month period.

2015 Relative Performance Incentive (RPI)

The RPI component of the annual cash incentive is based on our one-year performance in each of our four geographic areas as compared against the performance of Halliburton and Baker Hughes in their corresponding geographic areas, measured by:

•	revenue growth (% change), and
•	pretax operating margin growth (basis points).

The Committee believes that the RPI cash incentive component:

•	creates a strong link between our senior executives and our senior management in the field, a portion of whose annual cash incentive opportunities is tied to relative performance as against our two main competitors, and
•	better assesses management’s effectiveness against the RPI comparator companies, so that performance would not be skewed by general economic performance.

Halliburton and Baker Hughes were selected as our RPI comparator companies for 2015 because we believe they are the only oilfield service companies that have a resemblance to us in terms of scale, scope and nature of business operations, and because we and our investors believe these two companies constitute our main global business competitors. The Compensation Committee decided to exclude the results of our WesternGeco business for purposes of assessing our relative performance because Halliburton and Baker Hughes have no seismic operations. The performance of our RPI comparator companies for purposes of calculating relative performance is derived from their reported company results.

The RPI payout, if any, to our NEOs is based on the sum of our overall rankings achieved in each of our four geographic areas worldwide, comparing year-over-year revenue growth and margin improvement in each geographic area against that of our two RPI comparator companies. References to “geographic areas” are to our geographic areas as to which financial results are publicly reported (e.g., North America, Latin America, Middle East & Asia and Europe/CIS/Africa), and for the RPI comparator companies, the same or their nearest equivalent reported geographic area.

The best performance achievable by us in each geographic area is an overall ranking of “1,” meaning that we achieved the highest revenue and margin growth performance overall in a geographic area as compared against our two comparator companies; conversely, the worst performance achievable by us in a given geographic area is an overall ranking of “3.” Thus, our maximum overall possible achievement in all geographic areas combined for a given year is “4” — being the sum of overall “1” rankings in each geographic area — which would require that our performance equal or exceed that of our two RPI comparator companies in both financial performance criteria for all four geographic areas. Conversely, our worst overall possible achievement in all geographic areas would be “12,” which would require that our two RPI comparator companies outperform us in all four geographic areas as described above.

The following table illustrates how a hypothetical overall ranking would be determined for three companies in a geographic area, taking into account their year-over-year relative performance in both revenue and margin growth:

North America	Revenue Rank	Margin Rank	Overall Area Rank
Company A	3	3	3
Company B	1	2	1
Company C	2	1	1

In this example, Company B ranked highest in revenue in the area, and second-highest in margin growth, for a raw score of 3 (sum of “1” and “2” scores). Company C, meanwhile, ranked second-highest in revenue growth and highest in margin growth, for a raw score of 3 (sum of “2” and “1” scores). Company A, meanwhile, performed behind both Company B and C in both categories, for a raw score of 6 (sum of “3” scores in both categories). Thus, Company B and C tied for the best overall area rank — “1”— because each achieved the lowest total raw score of “3.”

The Compensation Committee approved the following performance payout matrix in early 2015:

RPI Performance Payout Matrix

Total Areas Ranking (RPI Achievement)	% of Total RPI Portion Payout
4-5	250%
6	175%
7	100%
8	50%
9-12	0%

The Compensation Committee retains the discretion to increase the total RPI payout to a maximum of 300% upon an RPI achievement of 4, being the highest achievement level attainable, as the Committee deems appropriate. The Committee also retains the discretion to increase or decrease the total RPI payout to take into account such factors as overall Company performance, extraordinary items affecting financial results or such other factors as the Committee deems appropriate.

EPS Results. Schlumberger’s EPS, excluding charges and credits, was $1.94 for the six-month period from January 1, 2015 to June 30, 2015, while EPS on a GAAP basis was $1.64 for the same period, reflecting $0.30 of charges attributable to currency devaluation loss in Venezuela and workforce reductions. Schlumberger’s EPS, excluding charges and credits, was $1.43 for the six-month period from July 1, 2015 to December 31, 2015, while EPS on a GAAP basis was a loss of $0.02, reflecting $1.45 of charges primarily attributable to workforce reductions and an incentivized leave of absence program, fixed asset impairments, inventory write-downs, impairment of an SPM project, facility closures, geopolitical events in the Middle East, contract termination costs and other items associated with the current market conditions. Please see the reconciliation of these non-GAAP measures to the comparable GAAP measures on Appendix A. As in prior years, the Compensation Committee evaluated performance based on EPS excluding charges and credits, consistent with the manner in which the Company presents EPS in its earnings announcements and presentations to investors. Furthermore, the Committee believed that the $0.30 of charges in the first half of 2015 and the $1.43 of charges in the second half of 2015 resulted in EPS on a GAAP basis that did not reflect Schlumberger’s operating trends and arose largely from actions that management took in order to proactively address the industry downturn and other events outside of management control. Based on these results, the Compensation Committee approved a payout of 74% of target for the first half of 2015 and 88% of target for the second of 2015, resulting in a combined percentage of 81% of target for the EPS component of the annual cash incentive.

RPI Results. According to the RPI Performance Payout Matrix above, we achieved an RPI result in 2015 of 6, corresponding to a total RPI payout of 175% of target. Accordingly, the Committee approved an RPI payout of 175% out of a possible 250%.

Personal Objectives

Fifty percent of an executive’s annual cash incentive opportunity is tied to achievement of personal objectives that are specific to each executive officer position and may relate to:

•	Group or geographical profitability or revenue growth;
•	market penetration;
•	acquisitions or divestitures; and
•	non-financial goals that are important to the Company’s success, including:
•	people-related objectives such as retention and diversity;
•	ethics and compliance;
•	safety objectives;
•	new technology introduction; and
•	any other business priorities.

The award for the personal half of the annual cash incentive opportunity was based on the specific results each named executive officer achieved, as approved by the Compensation Committee. Personal objectives are set at the start of the fiscal year. At the end of the fiscal year, the CEO uses his judgment to evaluate the performance of the other NEOs against their personal objectives, taking into account performance for the just-completed fiscal year versus predefined commitments for the fiscal year; unforeseen financial, operational and strategic issues of the Company; and any other information deemed relevant by the CEO. The Compensation Committee evaluates the performance of the CEO in a similar way, subject to approval by independent directors of the Board.

Mr. Kibsgaard’s 2015 objectives related to personnel, recruiting and training; research development and manufacturing improvements; improvements in service quality; and implementation of the transformation program, each of which he achieved, and (b) specific business projects including the transaction with Cameron International Corporation, which he mainly achieved.

Mr. Ayat’s 2015 objectives related to (a) completion of certain mergers and acquisitions; improving free cash flow as a percentage of earnings; the response rate to ethics inquiries; and implementing our transformation program plan for our segments, all of which he achieved, and (b) growth compared to our largest competitor, which he mainly achieved.

Mr. Belani’s 2015 objectives related to (a) new technology revenue; improving free cash flow as a percentage of earnings; improvements in service quality; health, safety and environmental (HSE) improvements; and implementation of the transformation program, each of which he achieved, and (b) growth compared to our largest competitor, which he mainly achieved.

Mr. Schorn’s 2015 objectives related to (a) improving free cash flow as a percentage of earnings; improvements in service quality; HSE improvements; and implementation of the transformation program, each of which he achieved, and (b) growth compared to our largest competitor, which he mainly achieved.

Mr. Al Mogharbel’s 2015 objectives related to (a) improving free cash flow as a percentage of earnings; operation team performance; and implementation of the transformation program, each of which he achieved, and (b) improvements in service quality, and growth compared to our largest competitor, both of which he mainly achieved.

2015 Annual Cash Incentive as a Percentage of Base Salary

Name	Total Incentive Range Eligibility (%)	Financial Half Range Eligibility (%)	Financial Half Incentive Achieved (%)(1)	Personal Half Range Eligibility (%)	Personal Half Incentive Achieved (%)(2)	Total 2015 Incentive Paid as a % of Base Salary(3)
P. Kibsgaard	0-150	75	96.07	75	73.00	169.07

S. Ayat	0-100	50	64.04	50	47.50	111.54

A. Belani	0-100	50	64.04	50	48.75	112.79

P. Schorn	0-100	50	64.04	50	47.50	111.54

K. Al Mogharbel	0-75	37.5	48.03	37.5	35.63	83.66

(1)	Represents the average of the combined EPS payout percentage of 81.2% of target and the RPI payout percentage of 175% of target, multiplied by the percentage of base salary attributable to the financial half of the annual cash incentive opportunity.
(2)	Represents the personal objectives payout percentage (out of a range of 0 to 100%) multiplied by the percentage of base salary attributable to the personal objectives half of the annual cash incentive opportunity.
(3)	Equals the sum of both the financial half and the personal half of the annual cash incentive achieved, expressed as a percentage of base salary.

Long-Term Equity Compensation

Long-term equity incentives make up the largest portion of the compensation of our NEOs. They are designed to give NEOs and other high-value employees a longer-term stake in the Company, provide incentives for the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the longer term.

Our LTI awards for our NEOs and other senior executives are delivered through and equal mix of three-year PSUs and stock options, consistent with market practices at many companies in our main comparator groups. In January 2015 (as in 2014) our NEOs and other senior executive officers received 50% of their target LTI compensation in the form of three-year PSUs and 50% in the form of stock options. For the 2015 PSU grants, the Committee established performance goals using Return on Capital Employed (“ROCE”) as its performance measure to determine payouts, as more fully discussed below under “— 2015 PSU Performance Measure and Goals.” This performance measure was also used for the 2013 and 2014 PSU grants.

We believe that the inclusion of PSUs in our LTI compensation program:

•	creates a stronger and more visible link between executive pay and Company performance;
•	further aligns our executives’ interests with those of our stockholders;
•	provides more balance to our LTI program and mitigates the impact of the volatility of the stock market on our LTI program; and
•	better incentivizes and retains our senior executives.

While PSUs further align our executives’ compensation with the stock price returns experienced by our stockholders and encourage our executives to achieve strategic and financial goals that support our long-term performance, the Compensation Committee believes that stock options are also a form of performance-based compensation. Because of this, stock options remain a significant component of our senior executive’s LTI compensation. This reflects the Compensation Committee’s strong belief that our senior executives’ long-term equity incentive compensation should remain directly linked to the performance of our stock, since the value of stock options is solely tied to the Company’s stock price, and any decline in the Company’s stock price should also have a negative impact on our executives’ pay.

Value of Long-Term Equity Awards

The Compensation Committee determines the value of LTI awards to executive officers at its first meeting as described above in the section entitled “— Annual Cash Incentive Decisions for 2015.” The value of an LTI grant increases with the level of an executive’s responsibility at the Company, and for the CEO and our other NEOs is the largest element of their total direct compensation package. In determining the value of LTI awards granted to executive officers, the Compensation Committee (in approving the CEO’s grant) and the CEO (in recommending grants for the other NEOs) first considers market data on the LTI value for the most comparable positions in the Company’s two main comparator groups, as well as several other factors, which may include:

•	the Company’s financial and operating performance during the relevant period;
•	the size and mix of the compensation elements for the executive officer;
•	retention;
•	achievement of non-financial goals;
•	the executive officer’s contribution to the Company’s success;
•	the level of competition for executives with comparable skills and experience;
•	the total value and number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional equity-based awards; and
•	internal equity of peer position career grants.

Once the Compensation Committee has determined, based on the relevant factors above in its discretion, the target dollar value of LTI awards for an NEO, the Committee grants 50% of this value in PSUs and 50% in stock options. The Committee believes that this mix of PSUs and stock options strikes an appropriate balance between rewarding increases in the market value of our common stock (stock options) and tying long-term compensation to achievement of specific performance goals that are not based on the stock market (PSUs). The target number of PSUs awarded to an executive is determined by dividing 50% of the total target LTI value by the estimated grant date fair value of a PSU; the number of options awarded is determined by dividing 50% of the total target LTI value by the estimated grant date fair value using the Black-Scholes formula.

The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, is disclosed in the Grants of Plan-Based Awards for Fiscal Year 2015 table below. The tables below detail the estimated grant date fair value and number of PSUs and stock options granted in 2015 to the NEOs. Because of differences in how the grant date fair values of PSU and option awards must be calculated for accounting purposes, the amounts reported in the Summary Compensation Table may not reflect the same proportion of PSUs and stock options. These grant date values are approximate grant date accounting values only, and the actual value that an NEO may realize depends on factors such as the NEO’s continued service, Schlumberger’s future stock price performance and the achievement of certain pre-established performance goals.

Annual Long-Term Equity Grants for 2015

The Compensation Committee approved (and in the case of Mr. Kibsgaard, our Chairman and CEO, the independent members of the Board of Directors approved) the following awards for the NEOs in January 2015. The Compensation Committee, based on its review of comparator peer group data presented to the Committee, determined to hold LTI grant values flat in 2015 for all of our NEOs. The following table shows the grant values of the NEOs’ 2014 annual LTI awards and the year-over-year percentage change between the two amounts.

Name	Number of Options Granted	Target Number of PSUs	Target Value of 2015 Grants	Target Value of 2014 Grants	% Change
P. Kibsgaard	266,000	83,800	$12,000,000	$12,000,000	0%
S. Ayat	89,000	27,900	$4,000,000	$4,000,000	0%
A. Belani	80,000	25,100	$3,600,000	$3,600,000	0%
P. Schorn	71,000	22,400	$3,200,000	$3,200,000	0%
K. Al Mogharbel	71,000	22,400	$3,200,000	$3,200,000	0%

•	Mr. Kibsgaard’s 2015 LTI grant was (i) at the 75th percentile of the oil industry peer group and (ii) between the 50th and 75th percentile of the general industry peer group;
•	Mr. Ayat’s 2015 LTI grant was (i) above the 75th percentile of the oil industry peer group and (ii) between the 50th and the 75th percentile of the general industry peer group;
•	Mr. Belani’s 2015 LTI grant was (i) below the 50th percentile of the lower-revenue oil industry peer group and (ii) above the 75th percentile of the R&D-focused peer group;
•	Mr. Schorn’s 2015 LTI grant was above the 75th percentile of both the oil industry and the general industry peer groups; and
•	Mr. Al Mogharbel’s 2015 LTI grant was at the 75th percentile of both the oil industry and the general industry peer groups.

The 2015 PSUs will vest and convert to shares of our common stock at the end of the three-year performance period ending December 31, 2017, contingent on continued employment and achievement of a pre-determined performance target. No shares will be issued under the PSUs if we do not achieve a pre- established threshold performance level. No dividends will accrue or be paid on any PSUs during the performance period. Stock options vest ratably in equal installments over five years.

2015 PSU Performance Measure and Goals

The Compensation Committee set goals for the 2015 PSUs based on Return on Capital Employed (“ROCE”) goals for the Company over the applicable performance period. ROCE is a measure of the efficiency of our capital employed. We calculate ROCE as a ratio, the numerator of which is (a) income from continuing operations, excluding charges and credits plus (b) after-tax net interest expense, and the denominator of which is (x) stockholders’ equity, including non-controlling interests (average of beginning and end of each quarter in the year), plus (y) net debt (average of beginning and end of each quarter in the year). The Compensation Committee has the discretion to adjust the Company’s income from continuing operations to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings. Furthermore, the Committee evaluates, and may adjust for, the effect of acquisitions or divestments on a case-by-case basis for purposes of the ROCE calculation.

We selected ROCE because we believe that it is a comprehensive indicator of long-term Company and management performance, as it measures both profitability as well as the efficiency with which we deploy and utilize our capital. Our selection of ROCE as the performance measure for the 2015 PSUs is also consistent with our strategic direction and transformation initiatives. Furthermore, ROCE measures performance in a way that is tracked and understood by investors. The Compensation Committee believes that tying a part of our senior executives’ LTI pay to achievement of challenging ROCE targets will help to increase revenue and improve margins through pricing and continued focus on cost control. We chose an absolute measure rather than a relative one such as total shareholder return and EPS growth due to greater ability of our executives and key employees to directly impact our performance results. Furthermore, the Committee considered the difficulty of finding suitable comparators, insofar as oil and gas E&P companies have a different business model than we do, and because we are much larger than all of our direct oilfield service competitors.

The performance period for the 2015 PSUs began on January 1, 2015 and ends on December 31, 2017. Vesting is conditioned upon the Company’s achievement of annual pre-determined threshold ROCE of at least 12.5% for the performance period, subject to continued employment. In calculating such achievement, the Company’s average annual ROCE will be used, calculated as the average ROCE for each calendar year contained in the performance period. See “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2015—Termination of Employment—PSUs” and “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2015—Change of Control—PSUs,” beginning on page 57 for more information.

The Compensation Committee approved the PSU goals as described above in the section entitled “—Annual Cash Incentive Decisions for 2015” after of the Company’s historical ROCE. The Committee also considered our internal forecasts at the time of grant, which indicated that achieving the target level of performance would be difficult but attainable. Our ROCE for 2012, 2013 and 2014 was 15.1%, 16.3% and 16.9%, respectively.

The number of PSUs that will vest and convert to shares as of the vesting date can range from 0% to 250% of the number of PSUs awarded, depending on our performance during the performance period as illustrated in the following table. At the end of the measurement period, the Compensation Committee will certify the ROCE achieved and will determine the percentage of target shares earned based on the table below. In no event will payout exceed 250%. If the ROCE achieved is less than or equal to 12.5%, no shares will be issued.

Average Annual ROCE Achieved	% of Target Shares Earned (Payout %)(1)
Less than or equal to 12.5%	0%
15% (“Target”)	100%
20%	200%
Greater than or equal to 25%	250%

(1) Fractional shares rounded up to the next whole share. Number of shares determined by linear interpolation between performance levels.

2013 Three-Year PSU Achievement

In January 2016, the Compensation Committee determined the results of the three-year performance period for the three-year PSUs issued in January 2013, relative to the performance criteria established as described below in the section entitled “—Annual Cash Incentive Decisions for 2015.” Average Annual ROCE

achieved for the period 2013-2015 was 14.53%, representing achievement of 81.2% of target according to the table above. However, the Compensation Committee exercised its discretion and awarded our NEOs 100% of the target shares under the three-year PSUs. The Compensation Committee exercised this discretion in light of the excellent performance of the management team in mitigating effects of the downturn and the resulting strong performance as measured by ROCE, margins and free cash flow relative to our competitors and others in the industry.

Long-Term Equity Awards — Granting Process

The Compensation Committee is responsible for granting long-term equity-based compensation under our stock option and omnibus incentive plans. The Committee approves a preliminary budget for equity-based grants for the following year at each October Compensation Committee meeting. Management determines the allocation for groups within the Company and individual recommendations are made by the heads of the Groups and approved by the CEO. The Compensation Committee approves and grants all equity-based awards, including executive officer awards, which are recommended by the CEO, except for his own. Awards for executive officers other than the CEO are granted by the Compensation Committee and discussed with the Board of Directors. Awards for the CEO are granted by the Committee following approval by the full Board.

The regular Board of Directors and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, generally on the third Thursday of January, April, July and October, and the committee meetings held the day before each Board meeting. The timing of these committee meetings is not determined by any of the Company’s executive officers and is usually two days in advance of the Company’s announcement of earnings. The Compensation Committee sets the equity award grant date as the day of the Board meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time equity grant decisions are made, the Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size or the mix of grants to reflect possible market reaction.

Typically, annual grants of equity-based awards to the NEOs and other senior executive officers are made at the January meeting of the Compensation Committee, while such annual grants for the rest of the Company’s eligible employees are made at the April meeting of the Committee. However, specific grants may be made at other regular meetings, to recognize the promotion of an employee, a change in responsibility or a specific achievement. The exercise price for all stock options granted to executive officers and other employees is the average of the high and low trading price of the Schlumberger common stock on the NYSE on the date of grant, which has been Schlumberger’s practice for many years. The Board and the Compensation Committee have the discretion to grant equity awards with different vesting schedules as they deem necessary.

Important Factors in Understanding Schlumberger’s Use of Stock Options

The Company’s equity incentive plans do not permit the following:

•	granting of stock options at a price below the fair market value on the grant date;
•	re-pricing, or reducing the exercise price of a stock option;
•	substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant; or
•	granting options with a “reload” feature.

Executive Stock Ownership Guidelines

The Compensation Committee and management believe strongly in linking executive long-term rewards to stockholder value. The Board of Directors, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, adopted revised executive stock ownership guidelines in 2011 applicable to executive officers and other key position holders. Senior executives are required to hold the numbers of shares equal to the multiple of base salary set forth below.

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive Officers (non-EVP)	2x base salary
Key Staff Positions	1x base salary

All executives subject to the revised guidelines must retain 50% of net shares acquired upon the exercise of stock options and the vesting of PSUs and restricted stock units (“RSUs”), after payment of applicable taxes, until they achieve the required ownership level. The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement must retain 100% of the net shares acquired upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level. Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options, unvested RSUs or unvested PSUs.

Prohibition on Speculation in Schlumberger Stock

Schlumberger’s insider trading policy prohibits executives from speculating in the Company’s stock, which includes, but is not limited to, short selling; buying or selling publicly-traded options, including writing covered calls, pledging, and hedging or any other type of derivative arrangement on the Company’s stock that has a similar economic effect.

Benefits

Retirement Benefits

In line with Schlumberger’s aim to encourage long-term careers with the Company and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market practice. Schlumberger considers longer-term benefit plans to be an important element of the total compensation package. The pension plans provide for lifetime benefits upon retirement after a specified number of years of service and take into account local practice with respect to retirement ages. They are designed to complement but not be a substitute for local government plans, which may vary considerably in terms of the replacement income they provide, and other Company sponsored savings plans. Employees may participate in multiple retirement plans in the course of their career with the Company or its subsidiaries, in which case they become entitled to a benefit from each plan based upon the benefits earned during the years of service related to each plan. The qualified plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and/or regulatory requirements.

Some of the Schlumberger U.S. retirement plans are non-qualified plans that provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation that can be taken into account or annual benefits that can be provided under qualified plans.

Officers and other employees in the United States whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension, whereby they receive correspondingly higher benefits. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned, including supplemental plans where available.

Retirement Practices

The Company has a practice of phased retirement, which, at the discretion of the Company, may be offered to executive officers (other than the CEO) that are approaching retirement. This practice involves a transition into retirement whereby the individual ceases being an executive officer and relinquishes primary responsibilities. He or she remains an employee and generally receives lesser salary over time for reduced responsibilities and reduced working time. The arrangements are typically in place for an average of two to three years, as agreed at the start of the term. The purpose is to allow the outgoing executive officer to support the incoming executive officer for a period of time to provide for a smooth succession and to provide resources to the Company in particular areas of expertise while refraining from joining a competitor. In these circumstances, the Company maintains pension contributions and other benefits such as medical and insurance, and the executive officer continues to vest in previously granted stock options. The executive officer, however, is no longer eligible for additional equity incentive compensation or, once his or her work time is reduced, for an annual cash incentive.

Other Benefits

Schlumberger seeks to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, the Company generally offers this Schlumberger standard. Executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for our named executive officers.

Limited Perquisites

Schlumberger provides only minimum perquisites to its executive officers, which (as to the NEOs) have been identified in the narrative notes to the Summary Compensation Table. The same perquisites are generally available to all professional-level employees. For example, relocation assistance is provided to all employees on a Company-wide basis.

No Employment Agreements

Our executive officers do not have employment, severance or change-in-control agreements, except for agreements entered into in connection with phased retirement as described above. The Company’s executive officers serve at the will of the Board of Directors, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

Recoupment of Performance-Based Cash Awards

On the recommendation of the Compensation Committee in July 2006, the Board of Directors adopted a policy on recouping performance-based cash awards in the event of specified restatements of financial results. Under the policy, if financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based cash awards paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, require recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

2015 “Say-on-Pay” Advisory Vote to Approve Executive Compensation

Schlumberger provided stockholders a “say-on-pay” advisory vote to approve its executive compensation in April 2015. At Schlumberger’s 2015 annual general meeting of stockholders, stockholders expressed substantial support for the compensation of its NEOs, with approximately 96.6% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2015 annual advisory “say-on-pay” vote at its April meeting. The Compensation Committee also considers numerous other factors in evaluating Schlumberger’s executive compensation program as discussed in this CD&A. While each of these factors informed the Committee’s decisions regarding the NEOs’ compensation, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Impact of Tax Treatment

Schlumberger grants both incentive stock options and non-qualified stock options according to U.S. tax regulations.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual covered employee. The Company’s equity incentive plans are intended to provide stock options that qualify as performance-based compensation for purposes of Section 162(m) so that stock options are not expected to be subject to the $1 million limitation. PSUs are also intended to meet the requirements for qualified performance-based compensation exempt from the deduction limitations of Section 162(m). The Compensation Committee believes that the lost deduction on cash compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to adjust incentives as determined appropriate under a plan that is not subject to the conditions of Section 162(m). Accordingly, the Compensation Committee retains the discretion to pay compensation that is subject to the $1,000,000 deductibility limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Peter L.S. Currie Michael E. Marks, Chair	Indra K. Nooyi Lubna S. Olayan

EXECUTIVE COMPENSATION TABLES AND ACCOMPANYING NARRATIVE

2015 Summary Compensation Table

The following table sets forth the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2015 to the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers who were serving as executive officers as of December 31, 2015 (each an “NEO” or a “named executive officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)
P. Kibsgaard	2015	1,925,000	—	6,022,706	5,995,640	3,254,600	931,676	145,180(6)	18,274,802
Chairman and Chief Executive Officer	2014	1,700,000	—	5,999,742	5,993,880	2,916,650	1,765,398	142,704	18,518,374
	2013	1,700,000	—	11,399,619	5,740,350	3,056,800	779,191	161,580	22,837,540

S. Ayat	2015	1,000,000	—	2,005,173	2,006,060	1,115,400	388,393	130,126(7)	6,645,152
EVP and Chief Financial Officer	2014	1,000,000	—	1,999,914	1,987,920	1,168,750	1,002,252	131,986	7,290,822
	2013	1,000,000	—	3,959,571	1,988,000	1,199,750	406,247	112,800	8,666,368

A. Belani	2015	900,000	—	1,803,937	1,803,200	1,015,100	348,110	116,708(8)	5,987,055
EVP, Technology	2014	900,000	—	1,798,242	1,807,200	1,045,150	1,001,860	118,896	6,671,348
	2013	900,000	—	3,565,023	1,789,200	1,081,600	512,244	100,170	7,948,237

P. Schorn	2015	768,049	—	1,609,888	1,600,340	856,682	357,054	213,989(9)	5,406,002
President, Operations	2014	827,815	—	1,596,570	1,596,360	702,649	877,258	177,201	5,777,853

K. Al Mogharbel	2015	764,167	—	1,609,888	1,600,340	639,300	128,734	313,939(10)	5,056,368
President, Drilling Group

(1)	The annual cash incentive paid to our NEOs is included in the column “Non-Equity Incentive Plan Compensation.”
(2)	The amounts reported for 2013, 2014 and 2015 reflect the introduction of PSUs in January 2013 and a reduction in the amount of stock options granted. For 2015, each amount reflected in the “Stock Award” column is the aggregate grant date fair value for standard three-year PSUs at target level performance that were granted in January 2015. For 2014, each amount reflected in the “Stock Award” column is the aggregate grant date fair value for standard three-year PSUs at target level performance that were granted in January 2014. For 2013, these amounts also include the transitional one- and two-year PSUs granted in connection with introduction of the PSU program. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by an NEO in the future. The number of PSUs granted in 2015 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2015 table on page 48. The grant date fair value of these awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 13, “Stock-based Compensation Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

The value of the 2015 PSUs at the grant date, assuming achievement of the maximum performance level of 250%, would be: Mr. Kibsgaard — $15,056,756; Mr. Ayat — $5,012,932; Mr. Belani — $4,509,843; Mr. Schorn — $4,024,720; and Mr. Al Mogharbel — $4,024,720.

The NEOs may never realize any value from the PSUs and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

(3)	The amount reflected in the “Option Awards” column is the aggregate grant date fair value for option grants, computed in accordance with ASC Topic 718. This amount reflects an accounting expense and does not correspond to actual value that may be realized by the NEOs in the future. The number of options granted in 2015 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2015 table on page 48. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the grant date indicated.

1/15/2015 (5-year vest options)
Dividend yield	2.61%
Expected volatility	36.27%
Risk-free interest rate	1.60%
Expected option life	7 years

The NEOs may never realize any value from these stock options and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

(4)	The changes in pension value reported in this column represent the increase in the actuarial present value of the named executive officer’s accumulated benefit under all benefit and actuarial pension plans. This change in present value is not a current cash payment. It represents the change in the value of the named executive officers’ pensions, which are only paid after retirement. There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation during 2015, 2014 or 2013.
(5)	All of the perquisites included and described in the column “All Other Compensation” and the accompanying footnotes are generally available to all of the Company’s professional-level employees. Relocation assistance is provided to all employees on a Company-wide basis.
(6)	The amount disclosed for Mr. Kibsgaard consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$137,230
Contributions to Schlumberger Profit-Sharing Plans	$7,950
Total	$145,180

(7)	The amount disclosed for Mr. Ayat consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$57,113
Unfunded credits to the Schlumberger Restoration Savings Plan	$57,113
Contributions to Schlumberger Profit-Sharing Plans	$7,950
Contributions to Schlumberger 401(k) Plan	$7,950
Total	$130,126

(8)	The amount disclosed for Mr. Belani consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$50,404
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$50,404
Contributions to Schlumberger Profit-Sharing Plans	$7,950
Contributions to Schlumberger 401(k) Plan	$7,950
Total	$116,708

(9)	The amount disclosed for Mr. Schorn consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$68,871
Contributions to Schlumberger Profit-Sharing Plans	$15,900
Perquisites:
Tax Assistance Related to Relocation	$5,358
Vacation Travel Allowance	$6,754
Children Education	$24,940
Housing Allowance	$92,166
Total	$213,989

(10)	The amount disclosed for Mr. Al Mogharbel consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$32,860
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$65,719
Contributions to Schlumberger Profit-Sharing Plans	$7,950
Contributions to Schlumberger 401(k) Plan	$15,900
Perquisites:
Vacation Travel Allowance	$42,762
Children Education	$148,748
Total	$313,939

Grants of Plan-Based Awards for Fiscal Year 2015

The following Grants of Plan-Based Awards table provides additional information about stock and option awards and equity incentive plan awards granted to our named executive officers during the year ended December 31, 2015.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($/Sh)	Full Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P. Kibsgaard			736,313	2,526,563	5,414,063
	Option	1/15/15							266,000	77.795	76.63	5,995,640
	3-year PSU	1/15/15					83,800	209,500				6,022,706

S. Ayat			255,000	875,000	1,875,000
	Option	1/15/15							89,000	77.795	76.63	2,006,060
	3-year PSU	1/15/15					27,900	69,750				2,005,173

A. Belani			229,500	787,500	1,687,500
	Option	1/15/15							80,000	77.795	76.63	1,803,200
	3-year PSU	1/15/15					25,100	62,750				1,803,937

P. Schorn			195,852	672,043	1,440,092
	Option	1/15/15							71,000	77.795	76.63	1,600,340
	3-year PSU	1/15/15					22,400	56,000				1,609,888

K. Al Mogharbel			146,147	501,485	1,074,610
	Option	1/15/15							71,000	77.795	76.63	1,600,340
	3-year PSU	1/15/15					22,400	56,000				1,609,888

(1)	Stock options and PSUs were awarded under the 2013 Omnibus Stock Incentive Plan.

(2)	These columns show the possible payouts for each NEO for fiscal year 2015 based on performance goals set in 2015. Possible payouts are performance-driven. Threshold, target and maximum potential payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. For those NEOs who received base salary increases or annual cash incentive range increases, or both, during the year, potential payouts are determined by pro-rating the potential payout based upon the number of months a cash incentive range or base salary rate was in effect.

Actual cash incentive amounts earned for 2015 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information regarding the annual cash incentive paid to Schlumberger’s NEOs with respect to 2015 performance, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Decisions for 2015.”

(3)	Relates to PSUs. See “Compensation Discussion and Analysis—Long-Term Equity Compensation” beginning on page 38 for a detailed description of our PSUs, including the criteria to be applied in determining vesting of PSUs. See also “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2015—Termination of Employment—PSUs” and “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2015—Change in Control—PSUs,” beginning on page 57. We valued the PSUs by multiplying the number of PSUs (at threshold, target, or maximum, as applicable) by $71.87, the grant date fair value for the PSUs. “Target” represents the number of PSUs awarded in 2015, and “Maximum” reflects the highest possible payout (250% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless a specified threshold level of performance is achieved. Vested PSUs are paid in shares of our common stock, and the payout, if any, with respect to PSUs will occur at the end of the performance period (January 2015 through December 2017), and is calculated in the manner described in the “Long-Term Equity Compensation—2015 PSU Performance Measure and Goals” section of the CD&A. PSUs do not accrue dividends or dividend equivalents prior to vesting.

(4)	Each stock option award has an exercise price equal to the average of the high and low per share prices of our common stock on the applicable date of grant. Stock option exercises may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock. The stock options granted in January 2015 vest in five equal annual installments.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table provides information regarding unexercised stock options outstanding and outstanding PSU awards for each of our NEOs as of December 31, 2015.

Option Awards						Stock Awards
Name	Option/PSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)(#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
P. Kibsgaard	1/17/2008	47,000	0	84.930	1/17/2018
	1/21/2010	9,400	0	68.505	1/21/2020
	2/4/2010	12,800	0	63.760	2/4/2020
	1/20/2011	110,400	27,600	83.885	1/20/2021
	7/21/2011	100,000	25,000	89.995	7/21/2021
	1/19/2012	85,800	171,600	72.110	1/19/2022
	1/17/2013	46,200	138,600	73.250	1/17/2023
	1/17/2013					80,900(3)	3,454,835	80,900(4)	6,909,669
	1/16/2014	39,800	159,200	88.765	1/16/2024
	1/16/2014							71,400(5)	6,098,274
	1/15/2015	0	266,000	77.795	1/15/2025
	1/15/2015							83,800
S. Ayat	1/18/2006	60,000	0	54.235	1/18/2016
	1/17/2007	100,000	0	58.455	1/17/2017
	1/17/2008	60,000	0	84.930	1/17/2018
	1/22/2009	125,000	0	37.845	1/22/2019
	1/21/2010	95,000	0	68.505	1/21/2020
	1/20/2011	150,400	37,600	83.885	1/20/2021
	1/19/2012	82,200	54,800	72.110	1/19/2022
	1/17/2013	32,000	48,000	73.250	1/17/2023
	1/17/2013					28,100(3)	1,200,011	28,100(4)	2,400,021
	1/16/2014	13,200	52,800	88.765	1/16/2024
	1/16/2014							23,800(5)	2,032,758
	1/15/2015	0	89,000	77.795	1/15/2025
	1/15/2015							27,900
A. Belani	1/17/2007	46,577	0	58.455	1/17/2017
	1/22/2009	125,000	0	37.845	1/22/2019
	1/21/2010	59,000	0	68.505	1/21/2020
	1/20/2011	25,800	25,800	83.885	1/20/2021
	1/19/2012	76,200	50,800	72.110	1/19/2022
	1/17/2013	28,800	43,200	73.250	1/17/2023
	1/17/2013					25,300(3)	1,080,437	25,300(4)	2,160,873
	1/16/2014	12,000	48,000	88.765	1/16/2024
	1/16/2014							21,400(5)	1,827,774
	1/15/2015	0	80,000	77.795	1/15/2025
	1/15/2015							25,100
P. Schorn	1/17/2008	20,000	0	84.930	1/17/2018
	4/17/2008	20,000	0	93.970	4/17/2018
	1/21/2010	6,000	0	68.505	1/21/2020
	1/20/2011	36,000	9,000	83.885	1/20/2021
	1/19/2012	37,200	24,800	72.110	1/19/2022
	1/17/2013	20,000	30,000	73.250	1/17/2023
	1/17/2013					17,600(3)	751,608	17,600(4)	1,503,216
	1/16/2014	10,600	42,400	88.765	1/16/2024
	1/16/2014							19,000(5)	1,622,790
	1/15/2015	0	71,000	77.795	1/15/2025
	1/15/2015							22,400
K. Al Mogharbel	1/18/2006	0	0	54.235	1/18/2016
	1/17/2007	0	0	58.455	1/17/2017
	10/18/2007	3,000	0	110.775	10/18/2017
	4/17/2008	8,000	0	93.970	4/17/2018
	1/22/2009	1,600	0	37.845	1/22/2019
	1/19/2012	9,000	6,000	72.110	1/19/2022
	4/18/2013	8,000	12,000	70.925	4/18/2023
	7/18/2013	20,000	30,000	78.305	7/18/2023
	7/18/2013					16,500
	1/16/2014	10,600	42,400	88.765	1/16/2024
	1/16/2014					19,000
	1/15/2015	0	71,000	77.795	1/15/2025
	1/15/2015					22,400

(1)	Options granted in January 2006 vest ratably over four years and have a stock price appreciation cap of 125% of the exercise price on the date of grant. Stock options granted after January 2006 and prior to April 2013 vest ratably over five years (except for options granted to employees in France, which have four-year cliff vesting) and have no profit cap. All stock options granted from and after April 2013 vest ratably over five years.
(2)	Market value equal to the product of (x) $69.75, the closing price of Schlumberger’s common stock at December 31, 2015, and (y) the number of unvested PSUs reflected in the previous column.
(3)	Reflects the number of three-year PSUs at the target award level that were issued in January 2013 and that will vest on January 17, 2016, subject to the achievement of the applicable performance conditions.
(4)	Reflects the target number of three-year PSUs that were issued in January 2014 and that will vest on January 16, 2017, subject to the achievement of applicable performance conditions.
(5)	Reflects the target number of three-year PSUs that were issued in January 2015 and that will vest on January 15, 2018, subject to the achievement of applicable performance conditions.

Option Exercises and Stock Vested for Fiscal Year 2015

The following table sets forth certain information with respect to stock options exercised, restricted stock units and PSUs that vested during 2015 for our NEOs.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
P. Kibsgaard	0	0	52,990	4,212,440

S. Ayat	0	0	18,406	1,143,184

A. Belani	0	0	16,572	1,317,391

P. Schorn	0	0	11,528	916,418

K. Al Mogharbel	0	0	18,000	1,568,110

(1)	Value realized on vesting was calculated by multiplying the number of shares acquired on vesting (column d) by the average of the high and low prices of shares of Schlumberger common stock on January 17, 2015, January 19, 2015 or April 29, 2015, as applicable.

Stock Awards (Columns (d) and (e))

The following table provides details of the stock awards vested and value realized in 2015.

Name	Grant Date	Release Date	Number of Shares	Stock Price on Release Date	Value Realized on Release ($)	Description
P. Kibsgaard	1/17/2013	1/17/2015	52,990	$ 79.495	4,212,440	Shares underlying vested PSUs
S. Ayat	1/17/2013	1/17/2015	18,406	$ 79.495	1,463,184	Shares underlying vested PSUs
A. Belani	1/17/2013	1/17/2015	16,572	$ 79.495	1,317,391	Shares underlying vested PSUs
P. Schorn	1/17/2013	1/17/2015	11,528	$ 79.495	916,418	Shares underlying vested PSUs
K. Al Mogharbel	1/19/2012	1/19/2015	8,000	$ 79.495	635,960	Shares underlying vested RSUs
K. Al Mogharbel	4/29/2012	4/19/2015	10,000	$ 93.215	932,150	Shares underlying vested RSUs

Pension Benefits for Fiscal Year 2015

Schlumberger maintains the following pension plans for its named executive officers and other employees, which provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Limited Pension Plan (“SLB Pension Plan”);
•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);
•	Schlumberger Pension Plan for US Taxpayers Employed Abroad (“SLB USAB Pension Plan”);
•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);
•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”);
•	Schlumberger French Supplementary Pension Plan (“SLB French Supplementary Plan”); and
•	Schlumberger International Staff Pension Plan (“SLB International Staff Pension Plan”).

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year
P. Kibsgaard	SLB Pension Plan	7.75	343,813	0
	STC Pension Plan	5.00	211,660	0
	SLB Supplementary Plan	7.75	4,281,714	0
	STC Supplementary Plan	4.25	300,100	0
	SLB International Staff Pension Plan	3.20	210,216	0

S. Ayat	SLB Pension Plan	9.25	666,530	0
	STC Pension Plan	0.75	72,699	0
	SLB Supplementary Plan	9.25	3,736,492	0
	STC Supplementary Plan	0.50	5,259	0
	SLB French Supplementary Plan	0.75	176,647	0
	SLB International Staff Pension Plan	10.60	815,081	0

A. Belani	SLB Pension Plan	10.75	863,536	0
	STC Pension Plan	2.58	52,242	0
	SLB Supplementary Plan	10.75	3,441,623	0
	STC Supplementary Plan	2.58	127,533	0
	SLB International Staff Pension Plan	10.00	617,420	0

P. Schorn	STC Pension Plan	10.59	499,324	0
	SLB USAB Pension Plan	2.33	161,047	0
	SLB USAB Supplementary Plan	2.33	813,786	0
	STC Supplementary Plan	8.67	790,758	0
	SLB International Staff Pension Plan	10.50	528,520	0

K. Al Mogharbel	SLB International Staff Pension Plan	16.20	1,113,390	0

(1)	The Company does not grant and does not expect to grant extra years of credited service to its named executive officers under the pension plans. The “Number of Years of Credited Service” column reflects each named executive officer’s actual years of service as a participant in each plan.
(2)	The present value of accumulated benefits is calculated using the RP 2014 with Generational Scale SSA Mortality Table and a discount rate of 4.50% at December 31, 2015. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2015 if the named executive officer is employed after normal retirement age, or, as to Schlumberger’s U.S. plans, the date that the sum of the named executive officer’s age plus years of service has reached, or is expected to reach, 85, but not before the named executive officer reaches age 55. Additional assumptions used by the Company in calculating the present value of accumulated benefits are incorporated herein by reference to Note 18, “Pension and other Benefit Plans” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

Tax-Qualified Pension Plans

The SLB Pension Plan, the STC Pension Plan and the SLB USAB Pension Plan are all U.S. tax-qualified pension plans. The SLB Pension Plan and the STC Pension Plan have substantially identical terms. The SLB USAB Pension Plan, the material terms of which are described below, has similar, but not identical, terms. Employees may participate in any one of these plans in the course of their careers with Schlumberger, in which case they become entitled to a pension from each such plan based upon the benefits accrued during the years of service related to such plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with Schlumberger.

Since January 1, 1989, the benefit earned under the SLB Pension Plan and the STC Pension Plan has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Since 2009, the benefit earned under the SLB USAB Pension Plan has been 3.5% of admissible compensation for all service. Normal retirement under these plans is at age 65; however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85,” an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

In 2004, the SLB Pension Plan and the STC Pension Plan were amended to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on an employee’s 401(k) contribution and the profitability of the Company in a given year.

Schlumberger Supplementary Benefit Plans—Nonqualified Pension

The SLB Supplementary Plan and the STC Supplementary Plan each provide non-tax-qualified pension benefits. Each of these plans, which have substantially identical terms, provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits on (i) annual compensation that can be taken into account under qualified plans and (ii) annual benefits that can be provided under qualified plans.

The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee leaves the Company or its subsidiaries before the age of 50 with five years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85, described above. Nonqualified plan benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, the age of 50 with 20 years of service. Payment is made as a joint and survivor annuity, if married; otherwise, payment is made as a life-only annuity. Payment to key employees is delayed six months following separation from service. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”).

French Supplementary Pension Plan

Effective January 2006, the Company adopted the SLB French Supplementary Plan for exempt employees in France. The plan complements existing national plans and provides a pension beginning after age 60 when an employee retires from Schlumberger and is eligible for a French state pension under the current rules at the time of retirement. The benefit is equivalent to 1.5% of admissible compensation (generally base salary and cash incentive) above the earnings cap for fewer than 15 years of service and 2% of admissible compensation for more than 15 years of service. No employee contributions are required or permitted. The benefit is paid as a lifetime annuity. If an eligible employee were to leave the Company before the minimum age of 60 to receive his or her French pension, then the employee would not receive a benefit under the plan. If the eligible employee is terminated after age 55, is not subsequently employed and is otherwise entitled to a French pension, then the employee would receive a benefit under the plan. The Company does not grant and does not expect to grant extra years of credited service under the supplementary pension plans to named executive officers.

International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees who otherwise would be unable to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the SLB International Staff Pension Plan for such employees. All of the Company’s named executive officers have either been in the SLB International Staff Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by the Company or its subsidiaries, along with mandatory contributions by employees.

Prior to January 2010, benefits under this plan were based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive) for each year in which the employee participated in the plan and the employee’s length of service. The benefit earned up to December 31, 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Following the completion of 20 years of service, the benefit earned with respect to the first 15 years of service is increased to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service. Messrs. Ayat and Belani are eligible for normal retirement with no reduction.

Since January 1, 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement with a reduction, at or after age 55.

Nonqualified Deferred Compensation for Fiscal Year 2015

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the NEOs.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
P. Kibsgaard	SLB Supplementary Plan	0	137,230	124,282	0	827,231
	SLB Restoration Savings Plan	0	0	583	0	87,091
	International Staff Plan	0	0	(191)	0	117,830
S. Ayat	SLB Supplementary Plan	0	57,113	54,315	0	522,772
	SLB Restoration Savings Plan	114,225	57,113	62,721	0	904,943
	International Staff Plan	0	0	(1,651)	0	1,356,062
A. Belani	SLB Supplementary Plan	0	50,404	47,896	0	464,537
	SLB Restoration Savings Plan	252,023	50,404	61,900	0	2,088,056
	International Staff Plan	0	0	(43,483)	0	984,204
P. Schorn	SLB Supplementary Plan	0	68,871	74,689	0	310,694
	STC Restoration Savings Plan	0	0	4,133	0	617,586
	International Staff Plan	0	0	(363)	0	224,198
K. Al Mogharbel	STC Supplementary Plan	0	32,860	27,404	0	61,354
	STC Restoration Savings Plan	65,719	65,719	65,695	0	197,133
	International Staff Plan	0	0	(732)	0	451,624

(1)	The amounts reported in the “Executive Contributions in Last FY” column represent elective contributions of a portion of a named executive officer’s base salary and non-equity incentive plan compensation to the SLB Restoration Savings Plan or STC Restoration Savings Plan (which amounts are also included as 2015 “Salary” and 2015 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table).
(2)	The amounts reported in the “Company Contributions in Last FY” column represent Schlumberger’s contributions to each named executive officer’s SLB Supplementary Plan, SLB Restoration Savings Plan, STC Supplementary Plan, STC Restoration Savings Plan and the International Staff Plan accounts, as applicable, which amounts are also reported as 2015 “All Other Compensation” in the Summary Compensation Table.
(3)	The amounts reported in the “Aggregate Balance at Last FYE” column represent balances from the SLB Restoration Savings Plan, the SLB Supplementary Plan and the International Staff Plan, and include various amounts previously reported in the Summary Compensation Table as All Other Compensation.

SLB Supplementary Benefit Plan—Non-Qualified Profit Sharing

The SLB Supplementary Plan provides certain non-tax-qualified defined contribution benefits for eligible employees, including named executive officers. Schlumberger Technology Corporation maintains the STC Supplementary Plan with substantially identical terms.

The SLB Supplementary Plan and the STC Supplementary Plan provide an eligible employee with discretionary Company profit sharing contributions that are not permissible under the applicable tax-qualified plan due to Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plan, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the non-qualified plans if the employee terminates employment before completing four years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service, or the employee can elect to receive payment in installments of five or ten years following the termination of service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan. Payment to key employees is delayed six months following separation from service.

SLB Restoration Savings Plan

The SLB Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for the named executive officers and other eligible employees. The SLB Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plan because of Code limits on the amount of compensation that can be taken into account.

An eligible employee may elect in advance to defer a percentage (from 1% to 50%) of his or her compensation (generally base salary and cash incentive) over the Code annual compensation limits. The election cannot be changed during the year. The Company makes an annual matching contribution with respect to each employee’s deferrals for a year, if the employee is still employed by the Company or an affiliate on the last day of the year. For employees who participate in a Schlumberger pension plan, the amount of the matching contribution is equal to one-half of the first 6% deferred by the employee in profitable years. For employees who do not participate in a Schlumberger pension plan, the matching contribution is 100% of the first 6% deferred by the employee. The match is made each payroll period and is not contingent on profitability of the Company. Employees’ accounts are credited with earnings, calculated to mirror the earnings of the relevant funds under the Schlumberger Master Profit Sharing Trust as chosen by the employee. If the employee is eligible for the SLB Savings and Profit Sharing Plan, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	33 1⁄3% vested
3 years	66 2⁄3% vested
4 years	100% vested

If the employee is eligible for the SLB Savings and Profit Sharing Plan for U.S. Taxpayers Employed Abroad, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	20% vested
3 years	40% vested
4 years	60% vested
5 years	80% vested
6 years	100% vested

An employee’s account fully vests on his or her death, his or her 60th birthday or plan termination. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment or the employee can elect to receive payment in installments of five or ten years for contributions made after June 30, 2015, following the termination of employment. However, an employee forfeits all benefits under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates. Payment to key employees is delayed six months following separation from service.

SLB International Staff Profit-Sharing Plan

Schlumberger maintains the SLB International Staff Profit-Sharing Plan, which provides for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the SLB International Staff Profit-Sharing Plan will be forfeited upon a determination by the SLB International Staff Profit-Sharing Plan’s administrator that the employee’s separation from service was due to or in circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

Potential Payments Upon Termination or Change in Control for Fiscal Year 2015

No Additional Payments Upon Termination or Change in Control

Our named executive officers generally receive the same benefits as other employees. As is the case with other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, executive officers do not have employment agreements, “golden parachutes” or change in control agreements, except for agreements entered into in connection with phased retirement as described above. The Company’s executive officers serve at the will of the Board of Directors, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

All salaried employees who receive stock options, and all senior executives who receive PSUs, are subject to the same terms and conditions in the event of a termination or change in control.

Phased Retirement

Schlumberger has a practice of phased retirement, which may be offered to executive officers (other than the CEO) approaching retirement, at the discretion of the Company. See “Compensation Discussion and Analysis—Benefits—Retirement Practices.”

Termination of Employment

Stock Options. This section summarizes the consequences for NEOs and other employees under our stock option plans and standard form of stock option award agreement in the event an option holder’s employment terminates.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period
Voluntary termination with consent of the Company or termination by the Company other than for cause	No additional vesting	Exercisable (to the extent exercisable at termination) at any time within three months after termination.

Termination by the Company for cause	None	Vested and unvested options forfeited immediately.

Disability	Full vesting	Exercisable at any time during the 60-month period after termination due to disability or during the remainder of the option period, whichever is shorter.*

Retirement (as defined in the applicable plan or award agreement)	Effective for grants after April 1, 2015, continued vesting as if still employed with the Company	Effective for grants on or after April 1, 2015, exercisable for 10 years from the original grant date.

Special Retirement (as defined in the applicable plan or award agreement)	No additional vesting	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter.

Death	Full vesting	Exercisable at any time during the 60-month period after termination due to death or during the remainder of the option period, whichever is shorter.*

*	In order to preserve U.S. preferential tax treatment, the additional 60-month exercise period following a termination due to disability is not applicable to incentive stock options granted prior to January 2008, and such awards are exercisable for only three months following termination of employment.

Notwithstanding the vesting and exercisability provisions described above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the applicable laws of descent and distribution will be entitled to exercise the option until the earlier of (i) 60 months following the date of the optionee’s termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

PSUs. This section summarizes the consequences for NEOs holding PSUs granted under the Company’s 2010 Omnibus Stock Incentive Plan and 2013 Omnibus Stock Incentive Plan and subject to the Company’s standard form of three-year PSU award, in the event the PSU holder’s employment terminates.

PSUs are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the vesting date (i.e., the three-year anniversary of the grant date).

•	If the holder’s employment terminates on account of special retirement, disability, or death, or ceases to be employed in an eligible position, in each case on or after the first anniversary of the grant date, or, effective for grants on or after January 1, 2016, on account of retirement at any time, the holder will vest on the regularly-scheduled vesting date in the number of PSUs determined by multiplying (i) the number of PSUs that would have vested as determined based on satisfaction of the specified performance conditions had the holder’s employment not terminated and (ii) a fraction, the numerator of which is the number of days that elapsed between the grant date and the date of the holder’s termination of employment and the denominator of which is 1095.
•	If an individual terminates employment for another reason, terminates employment on account of retirement (for grants prior to January 1, 2016), special retirement, disability, or death, or ceases to be employed in an eligible position, in each case before the first anniversary of the grant date, no additional vesting is provided and the individual will automatically forfeit all such PSUs without consideration.

For these purposes “retirement” is defined as termination of employment with the Company and all subsidiaries either at or after (i) age 60 and completion of at least 25 years of service with the Company and all subsidiaries or (ii) age of 55 and completion of at least 20 years of service with the Company and all subsidiaries subject to the approval of the compensation committee; “special retirement” is defined as termination of employment with the Company and all subsidiaries either at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all subsidiaries; and “disability” is defined as a disability (whether physical or mental impairment) which totally and permanently incapacitates the holder from any gainful employment in any field which the holder is suited by education, training, or experience, as determined by the Compensation Committee.

Change in Control

Stock Options. Pursuant to Schlumberger’s stock option plans and standard form of stock option award agreement (other than awards issued under the 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock

Incentive Plan), in the event of any reorganization, merger or consolidation wherein Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock option awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, become fully exercisable and vested, and all holders will be permitted to exercise their options for 30 days prior to the cancellation of the awards as of the effective date of such event. Under both the 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan, the Compensation Committee retains the discretion to adjust outstanding awards in the event of corporation transactions and outstanding options may be, but are not required to be, accelerated upon such a transaction.

The following table sets forth the intrinsic value of the unvested stock options held by each named executive officer as of December 31, 2015 that would become vested upon the occurrence of death, disability or a change in control in which Schlumberger is not the surviving entity and alternative provisions are not made for the assumption of awards, as described in the preceding paragraphs. Due to the number of factors that affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the price of Schlumberger common stock.

Name	Amount ($)(1)
P. Kibsgaard	0
S. Ayat	0
A. Belani	0
P. Schorn	0
K. Al Mogharbel	0

(1)	Reflects that the closing price of Schlumberger common stock on December 31, 2015 ($69.75) was higher than the exercise price of the unvested stock options held by the executive as of that date.

If Schlumberger merges or consolidates with another entity and is the surviving entity, then a holder of stock options granted pursuant to Schlumberger’s stock options plans will be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive under the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

PSUs. Under Schlumberger’s 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan, in the event of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board of Directors may, in its sole discretion, (1) provide for the acceleration of the vesting of any awards, including PSUs, or (2) decide to cancel any awards, including PSUs, and deliver cash to the holders in an amount that the Board of Directors determines in its sole discretion is equal to the fair market value of such awards on the date of such event. However, no current agreement with respect to the PSUs currently provides for any definitive special treatment upon such a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation.

The following table sets forth the value of the unvested PSUs at target held by each NEO as of December 31, 2015 that would become vested upon the occurrence of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation assuming that the Board of Directors elects to accelerate the vesting of PSUs as provided in the previous paragraph. Due to the number of factors that affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the price of Schlumberger common stock and achievement by the Company of the relevant performance metric.

Name	Amount ($)(1)
P. Kibsgaard	16,467,975
S. Ayat	5,566,050
A. Belani	5,008,050
P. Schorn	4,115,250
K. Al Mogharbel	4,038,525

(1)	Calculated based on the product of the closing price of Schlumberger common stock on December 31, 2015 ($69.75) and the number of outstanding, unvested three-year PSUs (at target) held by the executive as of that date.

Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plan, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see the Pension Benefits for Fiscal Year 2015 table and accompanying narrative above and the Nonqualified Deferred Compensation for Fiscal Year 2015 table and accompanying narrative above.

The following table sets forth the amounts as of December 31, 2015 of benefit payments that would be accelerated under the Schlumberger Restoration Savings Plan upon a change in control.

Name	Amount ($)
P. Kibsgaard	87,091
S. Ayat	847,831
A. Belani	2,037,651
P. Schorn	617,586
K. Al Mogharbel	131,414

Retiree Medical

Subject to satisfying certain age, service and contribution requirements, most U.S. employees are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65. Historically, for Schlumberger employees who turned age 40 prior to 2014, and excluding those employees who became Schlumberger employees as a result of the Smith acquisition, retiree medical benefits continue beyond age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid. However, effective April 1, 2015, participants who reach age 65 will no longer continue in Schlumberger medical coverage after reaching age 65, but instead will receive a monthly contribution to a health reimbursement arrangement that can be used to purchase Medicare supplemental coverage and pay other tax-deductible expenses.

DIRECTOR COMPENSATION IN FISCAL YEAR 2015

Following its annual review in July 2015 of comparative market data provided by Pay Governance, the Compensation Committee determined not to increase non-employee director compensation.

Non-employee directors receive an annual cash retainer of $100,000 plus an additional annual fee of $10,000 for membership on a committee. The chair of each committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. Directors who are employees of Schlumberger do not receive compensation for serving on the Board. Additionally, Schlumberger’s current practice is to grant each newly-appointed or elected non-employee director (including non-employee directors re-elected at the AGM) shares of Schlumberger common stock each April. Effective April 30, 2015, Schlumberger granted each such non-employee director 2,250 shares of Schlumberger common stock.

Although Schlumberger’s Directors Stock and Deferral Plan provides that annual stock awards to non-employee directors may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, Schlumberger’s practice has been to issue only shares of common stock. Schlumberger directors have never received restricted common stock or restricted stock units as director compensation.

During his services as our non-executive Chairman, Mr. Isaac, in consideration of the additional responsibilities required of an independent non-executive Chairman of the Board, received annual compensation of $400,000, in addition to amounts otherwise payable to Mr. Isaac as a director, as described above. Accordingly, the amount for Mr. Isaac in the Director Compensation table below (under the “Fees Earned or Paid in Cash” column) includes this increased compensation, prorated based on his retirement date of April 8, 2015. Mr. Isaac did not participate in any discussions or in the decision regarding his compensation prior to his retirement. Mr. Kamath retired from the Board after the July 16, 2015 meeting. Accordingly, the amount for Mr. Kamath in the Director Compensation table below (under the “Fees Earned or Paid in Cash” column) includes his prorated compensation based on his retirement date.

The following table provides information on Schlumberger’s compensation for non-employee directors in 2015.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total(3) ($)
Peter L.S. Currie	130,000	212,873		—	—	—	13,018	(4)	355,891
V. Maureen Kempston Darkes	117,500	212,873		—	—	—	—		330,373
Tony Isaac(5)	132,500	20,930	(6)	—	—	—	14,551	(7)	167,981
K. Vaman Kamath	97,500	212,873		—	—	—	—		342,873
Nikolay Kudryavtsev	120,000	212,873		—	—	—	—		332,873
Michael E. Marks	130,000	212,873		—	—	—	—		342,873
Indra K. Nooyi	90,000	212,873		—	—	—	—		302,873
Lubna S. Olayan	120,000	212,873		—	—	—	—		332,873
Leo Rafael Reif	130,000	212,873		—	—	—	13,006	(4)	355,879
Tore I. Sandvold	120,000	212,873		—	—	—	—		332,873
Henri Seydoux	120,000	212,873		—	—	—	—		332,873

(1)	Reflects cash fees earned, without taking into account any election to defer receipt of such fees. Ordinarily, the annual cash retainer is paid in cash, but non-employee directors can elect to have their retainer paid in stock or deferred under the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors.

If an independent director joins our Board or becomes Chair of a committee of our Board after the start of any year, he or she will receive compensation prorated according to the number of months during which he or she served in that position during that year. As a result, the fees disclosed in this column are subject to adjustment in cases where, as with Ms. Indra K. Nooyi, a non-employee director has served less than one full year or has changed committee memberships or chairmanships during the year.

(2)	The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2015 computed in accordance with applicable accounting standards, based on the closing stock price on the grant date, without taking into account any election to defer receipt of such stock award. Amounts rounded up to nearest dollar. A non-employee director may elect to defer the receipt of all or part of a stock award. For information on the number of shares of Schlumberger common stock deferred by our directors, please read the footnotes to the table below under “Stock Ownership Information—Security Ownership by Management.”
(3)	Schlumberger reimburses non-management directors for travel and other business expenses incurred in the performance of their services for Schlumberger.
(4)	Represents amounts paid for spousal airfare in connection with Board and stockholder meetings.
(5)	Mr. Isaac did not stand for re-election at the April 2015 annual general meeting of stockholders.
(6)	Represents the fair market value in 2003 of 1,000 deferred shares issued to Mr. Isaac upon his retirement from the Board in May 2015.
(7)	Represents amounts paid in May 2015 equal to dividends accrued on 1,000 deferred shares issued to Mr. Isaac upon his retirement from the Board.

Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that each non-employee Board member must, within five years of joining the Board, own at least 10,000 Schlumberger common shares or restricted stock units. As of December 31, 2015, each of our current non-employee directors who have been Board members for at least five years is in compliance with these stock ownership guidelines.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of December 31, 2015 for all equity compensation plans approved by our stockholders. Schlumberger currently has no equity compensation plans, other than 401(k) savings plans, that are not approved by our stockholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of such outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	44,659,039	(2)	$80.649	27,281,679	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	44,659,039	(2)	$80.469	27,281,679	(3)

(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding PSUs or restricted stock units (“RSUs”), which have no exercise price.
(2)	This amount includes 3,572,500 RSUs and PSUs (with PSUs calculated at target) awarded under our equity compensation plans. The PSUs are payable in common stock after the relevant performance period is ended. RSUs are subject to three-year cliff vesting, except for RSUs granted prior to April 2013 to employees in France, which are subject to two-year cliff vesting. RSUs are forfeited upon retirement. Also includes 41,086,539 shares of common stock issuable upon the exercise of outstanding stock options assumed in the 2010 acquisition of Smith.
(3)	Includes 114,437 shares of common stock issuable under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

Equity compensation plans approved by Schlumberger stockholders include the 2013 Omnibus Stock Incentive Plan; the 2010 Schlumberger Omnibus Stock Incentive Plan; the Schlumberger Discounted Stock Purchase Plan, as amended; the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors; the Schlumberger 2008 Stock Incentive Plan, as amended; and the Schlumberger 2005 Stock Incentive Plan, as amended; the Schlumberger 2001 Stock Option Plan, as amended; and the Schlumberger 1998 Stock Option Plan, as amended.

ITEM 3. APPROVAL OF FINANCIAL STATEMENTS AND DIVIDENDS

Following completion of the audit procedures performed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the following are submitted to the Company’s stockholders for approval pursuant to Schlumberger’s Articles of Incorporation:

•	the Company’s Consolidated Balance Sheet as at December 31, 2015;
•	its Consolidated Statement of Income for the year ended December 31, 2015; and
•	the amount of dividends declared by the Board of Directors during 2015.

These items are included in the Schlumberger 2015 Annual Report to Stockholders, which is provided concurrently with this proxy statement. Stockholders should refer to these items in considering this agenda item.

Required Vote

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the Company’s 2015 Annual Report to Stockholders. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 3.

ITEM 4. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been selected by the Audit Committee as the independent registered public accounting firm to audit the annual financial statements of the Company for the year ending December 31, 2016. Although ratification is not required by our By-Laws or otherwise, as a matter of good corporate governance, we are asking stockholders to approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm. If the selection is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2016 annual general meeting of stockholders, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries the fees set forth in the table below for:

•	the audit of the Company’s 2015 and 2014 annual financial statements and reviews of quarterly financial statements and other audit services, and
•	the other services described below that were billed in 2015 and 2014.

	Year Ended December 31,
	2015	2014
	(in thousands)
Audit Fees(1)	$13,970	$15,004
Audit-Related Fees(2)	$650	$1,161
Tax Fees(3)	$1,646	$2,023
All Other Fees(4)	$409	$220

Total	$16,675	$18,408

(1) Includes fees for statutory audits.

(2) Consists of fees for employee benefit plan audits and other audit-related items.

(3) Consists of fees for tax compliance, tax planning and other permitted tax services.

(4) Consists of fees for permitted advisory services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all services provided to the Company and its subsidiaries by Schlumberger’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2015 and 2014, all audit and non-audit services were pre-approved by the Audit Committee.

Required Vote

A majority of the votes cast is required to approve this Item 4. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 4.

ITEM 5. APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board of Directors has proposed for stockholder approval an amendment to Schlumberger’s Articles of Incorporation to (a) allow the Board of Directors to fix the authorized number of directors at an annual general meeting, subject to stockholder approval of that number, and (b) make other technical and conforming modifications to reflect changes to the Curaçao Civil Code regarding among, other things, the identification of parties having the right to attend and address general meetings of the Company’s stockholders.

A copy of the text of these amendments has been deposited at the office of the Company in Curaçao for inspection by the stockholders of the Company, and will remain available for inspection until the conclusion of the 2016 annual general meeting.

The proposed amendment was adopted, subject to stockholder approval, by the unanimous vote of our Board of Directors on January 21, 2016. This summary of the Articles of Incorporation is a summary of the principal features proposed to be amended, and does not purport to be a complete description of all of the provisions of Schlumberger’s Articles of Incorporation. This summary is qualified in its entirety by the full text of the Articles of Incorporation as proposed to be amended, which is set forth as Appendix B to this proxy statement.

Reasons for the Proposed Amendment to the Company Articles of Incorporation

Currently under the Company’s Articles of Incorporation, the size of the Board of Directors may range from five (5) to 24, and is set based on the number of directors elected at each annual general meeting of stockholders. The Board of Directors believes that it is advisable and in the best interests of Schlumberger’s stockholders to allow the Company stockholders to set the desired size of the Board of Directors at the annual general meeting, subject to stockholder approval, at a number that may exceed the number of directors to be elected at the annual general meeting. This will allow the Board of Directors to adjust the size of the Board between annual general meetings, but not above the stockholder-approved limit, so that the Board may conduct a search for, and add, additional directors not yet identified at the time of the annual general meeting.

Any director named by the Board will serve a term that lasts until the next annual general meeting of stockholders, and such new directors then will be subject to election by the vote of the stockholders during the next annual general meeting.

The other amendments to the Company’s Articles of Incorporation reflect new requirements of the Curaçao Civil Code related to the parties having a right to attend and address general meetings of stockholders.

Resolutions Adopting the Proposed Amendment

The following resolutions, which will be presented to stockholders at the 2016 annual general meeting of Stockholders, will adopt the proposed amendment to Schlumberger’s Articles of Incorporation as described above:

RESOLVED, Section 8.3 of Article 8 of Schlumberger’s Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

8.3.            The number of persons constituting the whole Board of Directors shall be not fewer than five (5) nor more than twenty-four (24), as fixed from time to time by the Board of Directors, subject to approval by stockholders of the Company at a general meeting of stockholders. The authorized maximum number of persons constituting the whole Board of Directors shall, until changed at the occasion of any succeeding general meeting of stockholders, be the number so fixed. The directors shall be elected at a general meeting of stockholders by a majority of votes cast, in person or by proxy, by the stockholders entitled to vote; provided, that directors shall be elected by a plurality of the votes cast if, as of a date that is five (5) business days in advance of the date the Company files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the United States Securities and Exchange Commission, the number of nominees exceeds the number of directors to be approved at such meeting, as fixed by the Board of Directors in accordance with these Articles of Incorporation. For purposes of this Article 8.3, a majority of the votes cast means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. If the number of directors elected at a general meeting of stockholders is smaller than the authorized number of directors as fixed in accordance with these Articles of Incorporation, the Board of Directors shall be authorized, but not obligated, to appoint additional directors such that the total number of directors does not exceed the authorized number of directors as fixed by the Board of Directors in accordance with these Articles of Incorporation, any such appointment to be effective until the next general meeting of stockholders. The Board of Directors shall also be authorized, but not obligated, to appoint directors at any time to fill any vacancy or vacancies on the Board of Directors, any such appointment to be effective until the next general meeting of stockholders. Directors may be suspended or dismissed at any general meeting of stockholders. A suspension as referred to in this Article automatically terminates if the person concerned has not been dismissed within two (2) months after the day of suspension. At any general meeting of stockholders at which action is taken to suspend or dismiss a director, or at any subsequent general meeting, the stockholders shall be authorized, but not obligated, to appoint directors at any time to fill any vacancy or vacancies on the Board of Directors created by (i) such action or (ii) any increase of the authorized maximum number of persons constituting the whole Board of Directors.

RESOLVED, that the amendments to the Articles of Incorporation of Schlumberger to reflect the persons allowed to attend a general meeting of stockholders under Curaçao law be, and they hereby are, adopted to read in their entirety as set forth in Appendix B to Schlumberger’s Proxy Statement dated March [    ], 2016 and in the form presented to this meeting.

RESOLVED, that each lawyer of STvB Advocaten (Curaçao) N.V., Curaçao counsel to Schlumberger, is authorized to execute and file in Curaçao the notarial deed of amendment effecting such amendments.

Required Vote

A vote in favor of this proposal by a majority of the shares of the Company outstanding and entitled to vote is required to approve this Item 5. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

Effectiveness of Amendment

If stockholders approve the proposed amendment, it will become effective when the notarial deed is executed and filed which the Company anticipates having executed as soon as practicable following stockholder approval.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 5.

ITEM 6. RESOLUTION TO FIX THE SIZE OF THE BOARD OF DIRECTORS

As discussed in Item 5 above, the Board of Directors believes that it is advisable and in the best interests of Schlumberger’s stockholders to allow the Company’s stockholders to fix the size of the Board of Directors at the annual general meeting at a number that may exceed the number of directors to be elected at that meeting. Subject to stockholder approval of the amendments to the Company’s Articles of Incorporation as set forth in Item 5, the Board of Directors has proposed to fix the number of directors constituting the Board of Directors at not more than 12 directors. If stockholders approve fixing the size of the Board of Directors at not more than 12 directors, the Board of Directors will be authorized to conduct a search for additional directors and to name up to an additional two directors to the Board of Directors prior to the next annual general meeting of stockholders.

Any director named by the Board will serve a term that lasts until the next annual general meeting of stockholders, and such new directors then will be subject to election by the vote of our stockholders at the next annual general meeting. The Board of Directors has not yet determined to name any additional individuals to the Board of Directors to fill the additional seats proposed to be authorized by this Item, and there is no assurance that the Board will identify two additional individuals to name to the Board of Directors before the next annual general meeting of stockholders.

Required Vote

A majority of the votes cast is required to approve this Item 6. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 6.

ITEM 7. APPROVAL OF THE AMENDED AND RESTATED FRENCH SUB PLAN UNDER THE SCHLUMBERGER 2010 OMNIBUS STOCK INCENTIVE PLAN FOR PURPOSES OF QUALIFICATION UNDER THE MACRON LAW IN FRANCE

Proposal

As required under applicable French law, we are asking our stockholders to approve amendments to our French Sub Plan for Restricted Units (as amended and restated, the “French Sub Plan”), which operates under the Schlumberger 2010 Omnibus Stock Incentive Plan (the “Omnibus Plan”). Stockholders approved the Omnibus Plan at our 2010 annual general meeting.

We are seeking to amend the French Sub Plan to qualify under the so-called “Macron Law” in France, so that restricted stock units and performance stock units that we grant under the French Sub Plan to individuals who are subject to taxation under French law (including certain grants previously approved by the Compensation Committee of our Board of Directors as described below) may qualify as “Free Share Grants,” which are subject to more favorable tax treatment.

Any such Free Share Grants will be satisfied from the existing share reserve of the Omnibus Plan and will have terms consistent with the existing terms of the Omnibus Plan.

This Item does not propose to make any changes to the Omnibus Plan itself, nor to increase the number of shares or awards authorized for issuance under the Omnibus Plan.

Effect of the Proposal

Schlumberger or its subsidiaries employ individuals who are subject to taxation under French law. Due to the recent enactment on July 10, 2015 of the Macron Law, certain equity compensation awards granted under the French Sub Plan will qualify as Free Share Grants, if so designated by our Compensation Committee, assuming that stockholders approve the amended and restated French Sub Plan. Such stockholder approval would allow these grants to qualify as Free Share Grants, which would result in lower taxation on the receipt of the grant by the individual and lower withholding taxes on the Company.

Consequently, pursuant to the Macron Law, the Company is soliciting its stockholders for approval of the amended and restated French Sub Plan for purposes of Macron Law qualification in France, so that equity grants that are made under the French Sub Plan to individuals who are subject to taxation under French law (including, but not limited to, certain grants previously approved by the Compensation Committee of our Board of Directors and described below) may qualify as Free Share Grants.

The Macron Law Proposal will not in any manner alter the Omnibus Plan and will not increase the number of shares of Company common stock reserved for grant pursuant to awards issued under the Omnibus Plan. In addition, in the event that the amended and restated French Sub Plan is not approved, the Company may still grant equity awards to employees of the Company or its subsidiaries who are subject to taxation under French law; however, in that event, it is possible that such grants would not benefit from the provisions of the Macron Law relating to Free Share Grants.

Summary of the Omnibus Plan

Under the terms of the Omnibus Plan, the Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans. Pursuant to this provision, the Compensation Committee previously adopted the French Sub Plan under the Omnibus Plan. The Compensation Committee adopted amendments to the French Sub Plan that are intended to address the conditions for being able to grant Free Share Grants under the Macron Law, and is submitting for stockholder approval the French Sub Plan as so amended so that restricted stock units granted under the French Sub Plan may qualify as Free Share Grants.

This summary of the French Sub Plan is a summary of the principal features of the French Sub Plan, and does not purport to be a complete description of all of the provisions of the French Sub Plan. This summary is qualified in its entirety by the full text of the French Sub Plan, which is set forth as Appendix C to this proxy statement.

Purpose of the Plan

The purpose of the Omnibus Plan is to provide incentives to our employees in order to:

•	retain employees with a high degree of training, experience and ability;
•	attract new employees whose services are considered particularly valuable;
•	encourage the sense of proprietorship of such persons; and
•	promote the active interest of such persons in our growth and financial success.

The Board of Directors recommends that our stockholders approve the amendments to the French Sub Plan to take advantage of the favorable tax provisions for both the Company and the recipient of restricted stock units and performance stock units when issued under an incentive plan qualified under the Macron Law to employees in France.

Types of Awards

The amendments to the French Sub Plan affect only restricted stock units and performance stock units available to our French employees, and do not affect the terms of the Omnibus Plan or awards granted pursuant to it.

A maximum of 1,381,595 shares remain available to be the subject of future awards of restricted stock units or performance stock units under the French Sub Plan, which number shall be adjusted in connection with stock splits, stock dividends, reorganizations and similar events as and to the extent permitted under the Omnibus Plan. The terms, conditions and limitations applicable to awards of restricted stock units and performance stock units will be determined by our Compensation Committee. Restricted stock units intended to qualify as Free Share Grants will be subject to a restriction period under which such shares will not be delivered earlier than three years from the grant date, except that the Compensation Committee may provide for earlier delivery upon termination of employment by reason of death. Performance stock units intended to qualify as Free Share Grants will be subject to a restriction period under which such shares will not be delivered earlier than three years from the grant date, except that the Compensation Committee may provide for earlier vesting upon termination of employment by reason of death. Awards of restricted stock units and performance stock units may not be transferred to any third party except in the event of the eligible employee’s death.

Term

Awards may be granted under the Omnibus Plan on or before April 6, 2020. Awards may be granted under the French Sub Plan until the termination of the Omnibus Plan.

Eligible Participants:

All employees of Schlumberger and our subsidiaries are eligible under the Omnibus Plan. Employees of Schlumberger or its subsidiaries in France and directors of a Schlumberger subsidiary with a management function in France are eligible under the French Sub Plan. As of January 31, 2016, approximately 1,600 employees would qualify for grants under the French Sub Plan.

Ineligible Participants:	Directors who are not also employees and any person who owns, directly or indirectly, stock representing more than 10% of the total combined voting power or value of all classes of our stock.
Shares Available for Issuance under the Omnibus Plan:

A total of 30 million shares of Schlumberger common stock are subject to the Omnibus Plan. The amendments to the French Sub Plan will not increase the number of shares or awards available under the Omnibus Plan. The number of shares available for issuance under the Omnibus Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.

The provisions of the Omnibus Plan permit the grant of stock and stock-based awards, including stock options, incentive stock options and stock appreciation rights. The French Sub Plan provides for the grant of restricted stock units and performance stock units, and does not provide for the grant of stock options. Except for the Awards conditioned on stockholder approval of the amended and restated French Sub Plan as described below, the awards that will be made in the future under the French Sub Plan are not currently determinable, and such awards are within the discretion of the Compensation Committee.

Stockholder approval of the amended French Sub Plan is a condition to approval of the following awards, which were granted in January 2016, subject to stockholder approval of this Item. Should our stockholders not approve this Item, such awards will be granted under the previous French Sub Plan and ineligible for favorable tax treatment.

Name	# of Shares	Grant Date Value ($)
P. Kibsgaard	0	0
S. Ayat	0	0
A. Belani	0	0
P. Schorn	0	0
K. Al Mogharbel	0	0
All current executive officers as a group	7,100	439,632
All directors as a group	N/A	N/A
All employees, other than executive officers, as a group	28,500	1,764,720

Material Tax Consequences

If the French Sub Plan is approved by stockholders and restricted stock units and performance stock units otherwise qualify under the Macron Law, grants of Free Share Grants to French-resident employees subject to the French social security regime should be subject to 15.5% social security taxes on the value of such awards at the time of vesting, in contrast to currently being subject to a combined 18% social security tax rate. The vesting gain continues to be subject to progressive income tax rates that employees pay upon ultimate sale of shares received under such Free Share Grants but under the Macron Law such tax rates can be reduced by 50% or more if the shares are held for a specified number of years. In addition, under the Macron Law, the employing company will be subject to a 20% social security tax upon vesting of qualifying RSUs, in contrast to the current 30% social security tax that is imposed upon grant of restricted stock units (and which currently is not refunded if restricted stock units are forfeited before vesting). The tax consequences of participating in the French Sub Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to grant Free Share Grants under the French Sub Plan that would qualify for the income and social security tax and social treatment authorized under the Macron Law. If stockholders do not approve the French Sub Plan, the Company expects to continue to rely on its existing qualified French Sub-plan to grant restricted stock units to French employees, or may make alternative compensation arrangements. In addition, nothing in this proposal precludes the Company from making any payment or granting equity awards that do not qualify for such tax treatment, and submission of this proposal to the Company’s stockholders should not be viewed as a guarantee that all grants to individuals subject to taxation under French law will qualify as Free Share Grants under the Macron Law.

Required Vote

A majority of the votes cast is required to approve this Item 7. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors Recommends a Vote FOR Item 7.

AUDIT COMMITTEE REPORT

During 2015, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) requirements. The Audit Committee also discussed with the Company’s management and independent registered public accounting firm the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed such other matters as it deemed appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002, and rules adopted or proposed to be adopted by the SEC and the NYSE. The Audit Committee also discussed with PricewaterhouseCoopers LLC the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under applicable rules adopted by the PCAOB.

The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter concerning independence required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee, and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on January 27, 2016.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Indra K. Nooyi
Nikolay Kudryavtsev V. Maureen Kempston Darkes, Chair

STOCK OWNERSHIP INFORMATION

Security Ownership by Certain Beneficial Owners

The following table sets forth information as of December 31, 2015 (except as otherwise noted) with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock, based on the information reported by such persons in their Schedule 13D and 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 1,254,842,578 shares of common stock outstanding on January 31, 2016.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percentage of Class
BlackRock, Inc.(1)	81,105,632	6.5%
40 East 52nd Street
New York, NY 10022

The Vanguard Group(2)	77,084,354	6.1%
100 Vanguard Blvd.
Malvern, PA 19355

Dodge & Cox(3)	63,361,537	5.0%
555 California St., 40th Floor
San Francisco, CA 94104

(1)	Based solely on a Statement on Schedule 13G/A filed on February 10, 2016. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 68,781,860 shares, shared voting power with respect to 38,520 shares, sole investment power with respect to 81,067,112 shares and shared investment power with respect to 38,520 shares.
(2)	Based solely on a Statement on Schedule 13G/A filed on February 10, 2016. Such filing indicates that The Vanguard Group has sole voting power with respect to 2,340,925 shares, shared voting power with respect to 127,300 shares, sole investment power with respect to 74,601,645 shares, and shared investment power with respect to 2,482,709 shares.
(3)	Based soley on a Statement on Schedule 13G filed on February 12, 2016. Such filing indicates that Dodge & Cox has sole voting power with respect to 61,329,455 shares and sole investment power with respect to 61,361,537 shares.

Security Ownership by Management

The following table sets forth information known to Schlumberger with respect to beneficial ownership of the Company’s common stock as of January 31, 2016 by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table below and subject to applicable community property laws, to Schlumberger’s knowledge the persons named in the table below have sole voting and investment power with respect to the securities listed. None of the shares are subject to any pledge.

The number of shares beneficially owned by each person or group as of January 31, 2016 includes shares of common stock that such person or group has the right to acquire within 60 days of January 31, 2016, including upon the exercise of options to purchase common stock or the vesting of restricted stock units or PSUs.

References to options in the footnotes to the table below include only options outstanding as of January 31, 2016 that are currently exercisable or that become exercisable within 60 days of January 31, 2016, and references to any restricted stock, restricted stock units or PSUs (collectively, “restricted stock”) in the footnotes to the table below include only restricted stock outstanding as of January 31, 2016 and that are currently vested or that vest within 60 days of January 31, 2016.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 1,254,842,578 shares of common stock outstanding on January 31, 2016, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after January 31, 2016.

As of January 31, 2016, no director, director nominee or named executive officer owned more than 1% of the outstanding shares of Schlumberger’s common stock. All directors and executive officers as a group owned less than 1% of the outstanding shares of our common stock at January 31, 2016.

Name	Shares
Simon Ayat	875,354	(1)
Ashok Belani	523,476	(2)
Peter L.S. Currie	33,800
V. Maureen Kempston Darkes	7,500
Paal Kibsgaard	919,257	(3)
Nikolay Kudryavtsev	10,000
Michael E. Marks	56,350	(4)
Khaled Al Mogharbel	76,534	(5)
Indra K. Nooyi	14,050
Lubna S. Olayan	16,250
Leo Rafael Reif	19,750
Tore I. Sandvold	18,000
Patrick Schorn	246,128	(6)
Henri Seydoux	15,750
All directors and executive officers as a group (26 persons)	4,536,560	(7)

(1)	Includes options to purchase 732,200 shares.
(2)	Includes options to purchase 441,177 shares.
(3)	Includes options to purchase 676,400 shares. Includes 40,000 shares held in the name of Mr. Kibsgaard’s spouse.
(4)	Includes 48,350 shares held indirectly by limited liability companies controlled by Mr. Marks. Also includes 10,000 shares held indirectly by a family trust of which Mr. Marks is a co-trustee and co-beneficiary. Excludes 2,000 shares the receipt of which Mr. Marks has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.
(5)	Includes options to purchase 49,520 shares.
(6)	Includes options to purchase 197,000 shares.
(7)	Includes options to purchase 3,293,593 shares, and excludes 6,000 shares the receipt of which directors have deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Schlumberger common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in its possession and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2015, all of its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act.

OTHER INFORMATION

Stockholder Proposals for 2017 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2017 annual general meeting of stockholders pursuant to Exchange Act Rule 14a-8, written proposals must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than October 25, 2016.

Pursuant to the rules under the Exchange Act, the Company may use discretionary authority to vote with respect to any proposal not included in the Company’s proxy materials that is presented by a stockholder in person at the 2017 annual general meeting of stockholders if the stockholder making the proposal has not given notice to the Company by January 8, 2017.

Other Matters

Stockholders may obtain a copy of Schlumberger’s most recent Form 10-K filed with the SEC, including financial statements and schedules thereto, without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $15,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Alexander C. Juden

Secretary

Houston, Texas

February 19, 2016

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

	(Stated in millions, except per share amounts) Six Months Ended June 30, 2015
	Pretax	Net	Diluted EPS
Schlumberger income from continuing operations, excluding charges & credits	$3,169	$2,482	$1.94

Workforce reduction	(390)	(334)
Currency Devaluations in Venezuela	(49)	(49)

Schlumberger income from continuing operations, as reported	$2,730	$2,099	$1.64

	Six Months Ended December 31, 2015
	Pretax	Net	Diluted EPS
Schlumberger income from continuing operations, excluding charges & credits	$2,287	$1,808	$1.43

Fixed asset impairments	(776)	(635)
Workforce reduction	(530)	(479)
Inventory write-downs	(269)	(242)
Impairment of SPM project	(182)	(146)
Facility closures	(177)	(140)
Geopolitical events	(77)	(77)
Contract terminations	(41)	(39)
Other	(84)	(77)

Schlumberger income/loss from continuing operations, as reported	$151	$(27)	$(0.02)

	Twelve Months Ended December 31, 2015
	Pretax	Net	Diluted EPS
Schlumberger income from continuing operations, excluding charges & credits	$5,456	$4,290	$3.37

Workforce reduction	(920)	(813)
Fixed asset impairments	(776)	(635)
Inventory write-downs	(269)	(242)
Impairment of SPM project in Colombia	(182)	(146)
Facility closures	(177)	(140)
Geopolitical events	(77)	(77)
Currency devaluation loss in Venezuela	(49)	(49)
Contract terminations	(41)	(39)
Other	(84)	(77)

Schlumberger income from continuing operations, as reported	$2,881	$2,072	$1.63

A-1

	Twelve Months Ended December 31, 2015
	Pretax	Net	Diluted EPS
Schlumberger income from continuing operations, excluding charges & credits	$9,412	$7,282	$5.57

WesternGeco restructuring	(806)	(781)
Currency devaluation loss in Venezuela	(472)	(472)
Workforce reduction	(296)	(259)
Impairment of SPM project	(199)	(127)

Schlumberger income from continuing operations, as reported	$7,639	$5,643	$4.31

A-2

APPENDIX B

[As proposed to be amended April 6, 2016. Deletions are marked as stricken text and additions are marked with an underline]

ARTICLES OF INCORPORATION OF THE

CORPORATION WITH LIMITED LIABILITY

SCHLUMBERGER N.V.

(as amended April 6, ~~2011~~2016)

NAME AND DOMICILE

Article 1

1.1.	The name of the Company is: SCHLUMBERGER N.V.

1.2.	Abroad and in transactions with foreign entities, persons or organizations, the name SCHLUMBERGER LIMITED may be used.

1.3.	The Company has its corporate seat in Willemstad, Curaçao.

1.4.

The Board of Directors has the authority to move the corporate seat of the Company to, or to convert the Company into a legal entity under the laws of, another jurisdiction, as, when, and in the manner permitted by Curacao law. In particular, the Company may change its place of domicile in accordance with the Curacao Ordinance on Transfer of Domicile to Third Countries pursuant to a resolution of the Board of Directors.

OBJECTS

Article 2

2.1.	The objects of the Company are:

(a)	to design, develop, produce and supply technology, services, products and systems and to, throughout the world, engage in any business or activity related thereto;

(b)

to enter into and carry on any mercantile business in any country and to receive by assignment or purchase or to otherwise acquire any accounts receivable, bank accounts, securities, bills of exchange, notes, bonds, letters of credit, stocks or other instruments of value or documents of title in any country and to collect and hold the proceeds thereof;

(c)

to invest its assets in securities, including shares and other certificates of participation and bonds, debentures or notes, as well as other claims for interest bearing or non-interest bearing debts, however denominated, and in certificates, receipts, options, warrants or other instruments representing rights to receive, purchase or subscribe for securities or evidencing or representing any other rights or interest therein in any and all forms, as well as derivatives and commodities;

(d)	to borrow money and to issue evidences of indebtedness therefor, as well as to lend money;

(e)	to undertake, conduct, assist, promote or engage in any scientific, technical or business research and development;

(f)

to organize and to own, directly or indirectly, and to operate, under the laws of any state or other government, domestic or foreign, corporations and other organizations, companies, undertakings, entities, trusts, other arrangements or persons; to subscribe for any such corporation, organization, company, undertaking, entity, trust, other arrangement or person; and to dissolve, liquidate, wind up, reorganize, merge or consolidate any such corporation, organization, company, undertaking, entity, trust, other arrangement or person;

(g)

to obtain income from the disposition or grant of rights to use copyrights, patents, designs, secret processes and formulae, trademarks and other analogous property, from royalties (including rentals) for the use of industrial, commercial or scientific equipment, and from compensation or other consideration received for technical assistance or services;

(h)

to establish, participate in and manage limited liability and other corporations, organizations, companies, undertakings, entities, trusts, other arrangements or persons of every kind or nature whatsoever, and to engage in industry and trade;

(i)

to guarantee or otherwise secure, and to transfer ownership, to mortgage, to pledge or otherwise to encumber assets as security for, and otherwise take action to support, the obligations of the Company and the obligations of other corporations, organizations, companies, undertakings entities, trusts, other arrangements or persons, with or without consideration;

(j)	to place in trust all or any of its properties, including securities.

2.2.	The Company is entitled to do all that in any way may be useful or necessary for the attainment of the above objects or that is connected therewith in the widest sense.

DURATION

Article 3

The Company shall have perpetual existence.

CAPITAL AND SHARES

Article 4

4.1.

The nominal capital of the Company (nominal capital being defined in the law and in these Articles of Incorporation as the sum of the par values of all of the issued and outstanding shares in the Company’s capital stock at any time) shall not exceed FORTY-SEVEN MILLION UNITED STATES DOLLARS (US$47,000,000), divided into (a) four billion five-hundred million (4,500,000,000) shares of common stock of the par value of One United States Cent (US$0.01) per share (the “Authorized Common Share Capital”) and (b) two hundred million (200,000,000) shares of preferred stock of the par value of One United States Cent (US$0.01) per share, which may be issued in different series (the “Authorized Preferred Share Capital” and, together with the Authorized Common Share Capital, the “Authorized Capital”). Shares of common stock may be referred to as “common shares” and shares of preferred stock may be referred to as “preferred shares.” The common shares and the preferred shares, if any, may sometimes be referred to herein as the “shares.” Holders of common shares and preferred shares may sometimes be referred to as the “stockholders.”

4.2.	The actual issue of shares shall be effected by way of written instrument signed by the Company and the acquirer or as otherwise permitted by applicable law. The Company cannot issue shares to itself.

4.3.

Subject to the provisions of paragraph 1 of this Article, common shares, options to purchase or subscribe for common shares and warrants or rights to subscribe for common shares, shall be issued at such times, under such conditions and for such consideration, not less than the par value per share in the case of the issuance of such share, as may be determined from time to time by the Board of Directors.

4.4.

With respect to the issuance of shares, options, warrants or rights to purchase or subscribe for shares, the Board of Directors may enter into and conclude agreements without necessity of any action by the general meeting of stockholders:

a.	imposing special obligations upon the Company in connection with the purchase of or subscription for shares;

b.	concerning the issue of shares on a basis other than that on which participation in the Company is open to the public; or

c.	providing for the payment for shares by means other than by legal tender of Curacao.

4.5.

Subject to the provisions of paragraphs 1 and 6 of this Article, preferred shares may be issued from time to time in one or more series on such terms and conditions as may be determined by the Board of Directors by the affirmative vote of at least three-fourths of the members of the Board of Directors, after considering the interests of the holders of common shares, for consideration not less than the par value thereof and not less than fair value taking into account the terms and conditions for the issuance thereof and the relative voting, dividend and liquidation rights of such preferred shares.

4.6.	Prior to the issuance of any series of preferred shares, the Board of Directors shall specify:

a.	the distinctive designation of such series and the number of preferred shares to constitute such series;

b.

the annual dividend rate with respect to shares of such series, which shall be based on the consideration paid on issuance of such shares and which may be a fixed rate or a rate that fluctuates on dividend adjustment dates set under a formula or procedure determined by the Board of Directors prior to issuance, subject, in all cases, to the following limitations:

(1)

the annual dividend rate shall not exceed the greater of (A) twenty percent (20%) or (B) one hundred and twenty percent (120%) of the Standard & Poor’s Weekly Preferred Stock Yield Index or, in the event the Standard & Poor’s Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date; and

(2)

the annual dividend rate shall not be less than the smaller of (A) six percent (6%) or (B) eighty percent (80%) of the Standard & Poor’s Weekly Preferred Stock Yield Index or, in the event the Standard & Poor’s Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date;

c.	whether such dividends shall be payable annually or in installments;

d.

the rights, if any, of the holders of shares of such series to convert shares of such series for shares of any other series of preferred shares or for common shares, provided that shares of any series shall not be convertible into shares of any series senior thereto;

e.

the rights, if any, of the Company to redeem shares of such series (in which case the directors shall specify the date on or after which the shares of such series may be called for redemption by the Company and the consideration to be paid therefor, or the manner by which such consideration shall be calculated) and the rights, if any, of holders of such shares to require the Company to purchase such shares, and the provisions, if any, of any sinking fund or other arrangement to be used in connection with such redemption or purchase; and

f.	any other terms and conditions of such series which are not inconsistent with these Articles of Incorporation or Curacao law.

4.7.	Certificates for preferred shares may be issued bearing a legend describing the terms and conditions thereof specified by the Board of Directors.

4.8.

Preferred shares of all series shall rank prior to the common shares with respect to dividend and liquidation preferences as determined by the Board of Directors at the time of issuance of any series of preferred shares. Any series of preferred shares may be ranked by the Board of Directors as to dividend and liquidation preferences, provided that no series issued after any other series shall rank prior to such other series as to such preferences. Any such series may be ranked pari passu with any one or more other series as the Board of Directors may so determine.

4.9.

Upon liquidation of the Company, the holders of any series of preferred shares shall be entitled to receive, before any distribution is made to the holders of any other series of preferred shares ranking junior to such series as to liquidation preference, and before any distribution to the holders of common shares, the amount of the liquidation preference of such shares which shall not exceed the sum of:

(1)	the amount paid for such preferred shares on issuance, plus

(2)	all accumulated and unpaid dividends on such preferred shares to the date fixed for distribution.

Article 5

No holder of shares of the Company shall in that capacity have any preferential or preemptive right to purchase or subscribe for any shares or any options, warrants or rights to purchase shares or any securities convertible into or exchangeable for shares which the Company may issue or sell, except those rights of conversion, if any, of preferred shares specified in or determined in accordance with Article 4 and any contract rights granted by the Company.

Article 6

6.1.

The Company may, for its own account and for valuable consideration, from time to time acquire fully paid shares of its stock, on such terms and conditions as the Board of Directors may determine, provided that at least one (1) common share remains outstanding with others than the Company, and provided further that to the extent required by applicable law (x) the equity (as referred to in article 2:114.2 in conjunction with articles 2:118.7 and 2:118.5 of the Curacao Civil Code (“CC”)) of the Company at the time of acquisition at least equals the nominal capital and (y) as a result of the acquisition, the equity will not fall below the nominal capital. The authority to make any such acquisition is vested in the Board of Directors. Any shares so acquired may be canceled by the Board of Directors without the prior approval of the general meeting of stockholders.

6.2.

The Company shall not acquire any voting rights by reason of ownership of shares of its stock and, in connection with any general meeting of stockholders, shares owned by the Company shall not be counted as outstanding, or as present or represented, for the purpose of determining a quorum or for any other purpose, other than determining the nominal capital.

6.3.	Shares of its stock owned by the Company may be sold at such times, under such conditions and for such consideration as may be determined from time to time by the Board of Directors.

Article 7

7.1.	The shares shall be in registered form.

7.2.	Share certificates for common shares may be issued at the request of the stockholder.

7.3.

The shares shall be entered into a register, which, provided a printed record can be produced therefrom, may be in computerized form (the “Register”) which is kept by the Board of Directors or by a registrar designated thereto by the Board of Directors (the “Registrar”). Each entry shall mention the name of the stockholder, his or her address, the number of shares held and the numbers of the share certificates, if any, representing such shares and such other information required to be included under Article 2:109 CC or other applicable law. The Register shall not be open for inspection by third parties or stockholders with respect to shares other than those registered in their name, except with respect to shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar. Each stockholder is under the obligation to provide his or her address to the Company in writing.

7.4.	Every transfer and devolution of a share shall be entered in the Register and every such entry shall be signed or otherwise acknowledged by or on behalf of the Board of Directors or by the Registrar.

7.5.

The transfer of shares shall be effected by way of a written instrument of transfer (“deed of transfer”) signed by the transferor and the transferee and either serving that deed of transfer upon the Company or by written acknowledgment of the transfer by the Company. Acknowledgement occurs by means of a signed annotation on the deed of transfer or a written statement from the Company addressed to the transferee for which purpose a (new) share certificate may serve. If it concerns shares on which an amount still has to be paid up, acknowledgement can only occur on a deed of transfer that has a formally fixed date as required by applicable law (Article 2:110.2 CC). The transfer of shares listed on a stock exchange may also be effected in accordance with the trading system applied by such exchange.

7.6.

Shares may be pledged by the holder thereof and a usufruct on shares can be granted, provided that, regardless of the terms of such pledge or usufruct, the Company will not be under the obligation to honor voting rights or rights of distribution of the usufructee or pledgee, and provided further that the Company for the purposes of recognizing ownership, the right to vote, the right to receive dividends or other distributions and notices or for any other matter relating to a “stockholder” as set out in these Articles of Incorporation, shall only recognize the registered owner of the shares.

7.7.	The provisions of the preceding paragraphs shall also apply in the event of a division of joint ownership.

7.8.

If any stockholder shall establish to the satisfaction of the Board of Directors or the Registrar that his or her share certificate has been lost or destroyed, then, at his or her request, a duplicate may be issued under such conditions and guarantees (which, if required by the Registrar or the Board of Directors, may include the provision of an indemnity bond issued by an insurance company or other type of financial institution or entity) as the Board of Directors or the Registrar shall determine. By the issuance of the new share certificates on which shall be recorded that it is a duplicate, the old certificate in place of which the new one has been issued shall become null and void. The Board of Directors or the Registrar may authorize the exchange of new share certificates for mutilated share certificates. In such case the mutilated share certificates shall be delivered to the Company and shall be canceled immediately. The cost of a duplicate or new certificate and any proper expenses incurred by the Company in connection with the issuance thereof may, at the option of the Board of Directors or the Registrar, be charged to the stockholder.

MANAGEMENT

Article 8

8.1.

The management of all the affairs, property and business of the Company shall be vested in a Board of Directors, who shall have and may exercise all powers except such as are exclusively conferred upon the stockholders by law or by these Articles of Incorporation.

8.2.

The Board of Directors may adopt and amend By-laws setting forth the functions and authority of each of the directors, the division of tasks, the designation and authority of one or more committees of the Board of Directors and the way of taking action. Irrespective of the foregoing, the Board of Directors can also limit the management authority of one or more directors. Individual directors shall exercise their powers in accordance with any applicable resolutions of the Board of Directors.

8.3.

The number of persons constituting the whole Board of Directors shall be not fewer than five (5) nor more than twenty-four (24), as fixed from time to time by the Board of Directors, subject to approval by stockholders of the Company at a general meeting of stockholders. The authorized maximum number of persons constituting the whole Board of Directors shall, until changed at the occasion of any succeeding general meeting of stockholders, be the number so fixed. The directors shall be elected at a general meeting of stockholders by a majority of votes cast, in person or by proxy, by the stockholders entitled to vote; provided, that directors shall be elected by a plurality of the votes cast if, as of a date that is five (5) business days in advance of the date the Company files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the United States Securities and Exchange Commission, the number of nominees exceeds the number of directors to be ~~elected, a number of directors not exceeding the authorized number of directors as fixed in accordance with these Articles of Incorporation, shall be elected by a plurality of the voting power of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors~~ approved at such meeting, as fixed by the Board of Directors in accordance with these Articles of Incorporation. For purposes of this ~~Section~~ Article 8.3, a majority of the votes cast means that the number of votes cast “for” a director ~~must~~ exceeds the number of votes cast “against” that director. If the number of directors elected at a general meeting of stockholders is smaller than the authorized number of directors as fixed in accordance with these Articles of Incorporation, the Board of Directors shall be authorized, but not obligated, to appoint additional directors such that the total number of directors does not exceed the authorized number of directors as fixed by the Board of Directors in accordance with these Articles of Incorporation, any such appointment to be effective until the next general meeting of stockholders. The Board of Directors shall also be authorized, but not obligated, to appoint directors at any time to fill any vacancy or vacancies on the Board of Directors, any such appointment to be effective until the next general meeting of stockholders. ~~The number of persons constituting the whole Board of Directors shall be not less than five (5) nor more than twenty four (24), as fixed and elected by the general meeting of stockholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of stockholders, be the number so fixed and elected.~~ Directors may be suspended or dismissed at any general meeting of stockholders. A suspension as referred to in this Article automatically terminates if the person concerned has not been dismissed within two (2) months after the day of suspension. At any general meeting of stockholders at which action is taken to ~~increase the number of the whole Board of Directors or~~

~~to~~ suspend or dismiss a director, or at any subsequent general meeting, the stockholders ~~may~~ shall be authorized, but not obligated, to appoint directors at any time to fill any vacancy or vacancies on the Board of Directors created by (i) such action or (ii) any increase of the authorized maximum number of persons constituting the whole Board of Directors.

8.4.

Each director shall be elected to serve until the next ~~annual~~ general meeting of stockholders and until his or her successor shall be elected and qualify, or until his or her death, resignation or removal.

8.5.	Directors need not be residents of Curacao or stockholders of the Company.

8.6.

In the event that one or more of the directors is prevented from or is incapable of acting as a director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of stockholders, provided that if at any time the number of directors then in office ~~shall be~~ is reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of stockholders for the purpose of filling the vacancies on the Board of Directors; and provided, further, that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of stockholders for the purpose of electing a Board of Directors. Until such general meeting of stockholders is held the person so designated shall only take such acts of management that can not suffer any delay. If no such general meeting of stockholders ~~shall be~~ is called, and if no such person shall have been appointed, any person or persons holding in the aggregate at least five percent (5%) of the outstanding shares of common stock of the Company may call a general meeting of stockholders for the purpose of electing a Board of Directors.

8.7.

A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business and the action of the majority of the directors present in person or by proxy as hereinafter provided, at a meeting at which a quorum is so present, shall constitute the action of the Board of Directors.

8.8.	Meetings of the Board of Directors may be held in or outside Curaçao.

8.9.

Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meeting.

8.10.

Directors may in writing, by telegram, telefax, electronic mail or other communication device appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of Directors a director may not act as proxy for more than one director.

8.11.

When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all commercially reasonable efforts have been taken to notify all the directors and if three-fourths of the directors shall consent in writing, by ~~telegram,~~ telefax, electronic mail or other communication device to such action taken or being taken, and provided further that all directors are promptly notified of such action being taken or having been taken.

Article 9

9.1.

The Board of Directors shall at least annually elect or appoint the following officers: a Chairman, a Chief Executive Officer, a Secretary and a Treasurer, each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Board of Directors from time to time also may elect or appoint a Chief Financial Officer, a President, a Vice Chairman of the Board of Directors, one or more Executive Vice Presidents, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), and any such other officers and agents as it determines proper, all of whom shall hold office at the pleasure of the Board of Directors. The same person may hold any two or more of the aforesaid offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law or by these Articles of Incorporation to be executed, acknowledged or verified by two or more officers. The Chairman and the Vice Chairman, if any, shall be chosen from among the Board of Directors, but the other officers of the Company need not be members of the Board of Directors.

9.2.	The Company shall be represented at law and otherwise, and shall be bound with respect to third parties, by the Board of Directors and by:

(a)	any of those directors authorized by the Board of Directors to represent the Company, acting alone, who shall have the following titles and occupy the following offices:

(i)	Chairman; or

(ii)	Vice-Chairman;

(b)

any of the persons, who may, but are not required to, be directors, authorized by the Board of Directors to represent the Company, acting alone, who shall have the following titles and occupy the following offices:

(i)	Chief Executive Officer;

(ii)	President;

(iii)	Chief Financial Officer;

(iv)	one or more Executive Vice Presidents;

(v)	one or more Vice Presidents;

(vi)	Chief Operating Officer;

(vii)	Controller;

(viii)	Treasurer; or

(ix)	Secretary.

9.3.

The Board of Directors may also from time to time authorize other persons, who may or may not be directors or officers, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine.

9.4.

The general meeting of stockholders may grant specific authority to the Chief Executive Officer, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such general meeting of stockholders.

9.5.

The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them.

9.6.

The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.

9.7.	In the event of a conflict of interest between the Company and one or more directors, the Company shall be represented as determined from time to time by the Board of Directors.

9.8.

The Board of Directors may adopt and may amend and repeal such rules, regulations and resolutions, including By-laws, as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company. Such rules and regulations and resolutions must be consistent with these Articles of Incorporation.

9.9.

The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe.

Article 10

10.1.

The Company shall have the power, to the extent not prohibited by applicable law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 1 of this Article in the event of a “Change of Control.” “Change of Control” means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

10.2.

The Company shall have the power, to the extent not prohibited by applicable law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 2 of this Article in the event of a Change of Control, as defined in paragraph 1 of this Article.

10.3.

To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

10.4.

Any indemnification under paragraphs 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the stockholders or as required by the last sentences of paragraphs 1 prior to the definition of Change of Control and 2 of this Article.

10.5.

Expenses (including attorneys’ fees) incurred by a present or former director or a present officer in defending any civil or criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys’ fees) incurred by former officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

10.6.

The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.7.

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.

10.8.

For purposes of this Article, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

10.9.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company ~~which~~ that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

MEETINGS OF STOCKHOLDERS

Article 11

11.1.	All general meetings of stockholders shall be held in Curaçao.

11.2.

The annual general meeting of stockholders shall be held within the maximum period allowed under applicable law, on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.

11.3.

Special general meetings of stockholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors or by one or more stockholders representing at least ten percent (10%) of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such a meeting convened, in accordance with Article ~~2:129~~2:130 CC, or by one or more holders of shares representing in the aggregate a majority of the shares then outstanding, or as provided for in Article 8.6.

11.4.

Notice of meetings of stockholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given to the stockholders, directors and any other person having meeting rights as referred to in Article 2:129.2 CC, not ~~less~~ fewer than twenty (20) or more than sixty (60) days prior to the date of the meeting in question ~~by notice~~. Notice shall be sent to each stockholder at the address thereof appearing in the Register.

11.5.	All notices of general meetings of stockholders shall state the matters to be considered at the meeting.

11.6.

Without limiting the manner by which notice otherwise may be given effectively to stockholders ~~or directors~~, directors and any other person having meeting rights as referred to in Article 2:129.2 CC, any notice given by the Company shall be effective if given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice received by the Company.

11.7.

Notice given pursuant to paragraph 6 of this Article shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit that the notice has been given by a form of electronic transmission shall, in the absence of fraud or bad faith, be prima facie evidence of the facts stated therein.

11.8.

For purposes of these Articles of Incorporation, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof.

Article 12

12.1.

Every stockholder, director and any other person having meeting rights as referred to in Article 2:129.2 CC has the right to attend any general meeting in person or by proxy, which proxy to the extent permitted by applicable law may be given by electronic transmission, and to address the meeting. Records and other data carriers used in relation to attendance of and voting at general meetings shall be kept during a period of ten (10) years or for the period required by applicable law.

12.2.	Each holder of common shares and each holder of preferred shares shall be entitled to one vote for each common share or preferred share held.

12.3.

For the purpose of determining stockholders entitled to notice of and to vote at any general meeting of stockholders, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period or that a record date be fixed. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a general meeting of stockholders, such books shall be closed for at least ten (10) days but not to exceed, in any case, sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a general meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a general meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution or allotment, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or other distribution or allotment is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Article 13

13.1.

Except as otherwise provided herein, no action may be taken at any general meeting of stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy.

13.2.

If a quorum is not present in person or by proxy at any general meeting of stockholders, a second general meeting shall be called in the same manner as such original meeting of stockholders, to be held within two (2) months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles 18, 19 and 21), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which by law is required to be brought before the stockholders despite the absence of a quorum.

13.3.

Subject to the provisions of Articles 18, 19 and 21, the vote in favor by a majority of the votes cast (excluding any abstentions) shall be necessary to adopt any resolution at any general meeting of stockholders.

13.4.	The Board of Directors from time to time shall appoint a person to preside at general meetings of stockholders.

13.5.

At any general meeting of stockholders, a stockholder may vote upon all matters before the meeting, even if the decision to be taken would grant him, in a capacity other than as a stockholder, any right against the Company or would in such other capacity relieve him of any obligation to the Company.

13.6.

Shares belonging to a legal entity, if a majority of the shares entitled to vote in the election of directors of such entity are held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes, except in the event that such shares are held by such legal entity in a fiduciary capacity for others than for the Company itself.

SEPARATE MEETINGS

Article 14

14.1.	Separate meetings of holders of each series of preferred shares (each a “Series Meeting”) can be held and may be convened by any two or more members of the Board of Directors.

14.2.

Notice of a Series Meeting shall be given not less than ten (10) days prior to the date of the Series Meeting to the address of each holder of preferred shares of the relevant series appearing in the Register.

14.3.	The notice shall contain the agenda of the Series Meeting or shall mention that it is deposited for inspection by the holder of the relevant shares at the offices of the Company.

14.4.	The Series Meetings do not have to be held in Curacao but may be held in conjunction with any general meeting of stockholders.

14.5.

To a Series Meeting all the provisions of these Articles of Incorporation and Curacao law as to General Meetings of Stockholders shall, mutatis mutandis, apply, if not otherwise provided in this Article.

FISCAL YEAR

Article 15

The fiscal year of the Company shall be the calendar year.

BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

Article 16

16.1.

Within the period allowed under applicable law the Board of Directors shall prepare the annual accounts and the annual report with respect to the preceding fiscal year. Subsequently, the annual accounts together with the auditors’ report shall be submitted to the stockholders for inspection and approval at the annual general meeting of stockholders in accordance with paragraph 2 of Article 11, together with the annual report. From the date at which the notice of the annual general meeting of stockholders is sent until the close of the annual general meeting of stockholders, the annual accounts together with the auditors’ report and the annual report shall be available for inspection by the stockholders at the office of the Company, and at any additional place, if specified in the notice of such meeting.

16.2.

The Board of Directors, with due observance of dividend entitlements of the holders of preferred shares, is authorized to allocate such part of the profits to the retained earning reserves as it deems fit.

DISTRIBUTION OF PROFITS

Article 17

17.1.

Dividends on the shares of the Company may be declared either in cash, property (including securities) or in shares of the Company, out of the profits of the preceding fiscal year or years then available for distribution. To the extent that profits of any fiscal year which are available for distribution shall not be distributed, they shall be carried forward and, unless extinguished as the result of subsequent operations or otherwise applied by the Board of Directors, shall be available for distribution in any subsequent year or years.

17.2.

The Board of Directors has the authority to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves either in cash, property (including securities) or in shares of the Company without the prior approval of the general meeting of stockholders.

17.3.	If dividends are to be distributed, the holders of preferred shares shall have preference as to such dividends in accordance with the preferences of such shares as determined at the issuance thereof.

17.4.

The Board of Directors may resolve at any time to distribute one or more interim dividends as an advance payment of the dividend expected to be determined by the stockholders at the annual general meeting.

17.5.

Any distribution as provided for in the preceding paragraphs can only occur if, at the moment of distribution, the equity of the Company at least equals the nominal capital and as a result of the distribution will not fall below the nominal capital.

DISPOSITION OF THE COMPANY’S ASSETS

Article 18

Notwithstanding any provision of Article 13, any sale or other disposition of all or substantially all of the assets of the Company, whether for cash, property, stock or other securities of another company, or for any other consideration, shall be made only pursuant to a resolution duly adopted at a general meeting of stockholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have specified the terms of such proposed sale or other disposition; provided, however, the foregoing shall not apply to any reorganization or rearrangement of the Company, or of any of its subsidiaries or of any of its assets in any transaction whereby there shall be no diminution of the beneficial interest of the stockholders of the Company in such assets.

LIQUIDATION

Article 19

Notwithstanding any provision of Article 13, any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a general meeting of stockholders by the holder or holders of at least a majority of the shares at the time outstanding and entitled to vote, the notice of which meeting shall have specified the nature of any such resolution to be voted upon at such meeting.

BUY OUT

Article 20

Any one person, or any two or more legal entities belonging to the same group, holding shares representing at least ninety percent (90%) of the equity of the Company can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Article 2:250 CC.

AMENDMENTS

Article 21

21.1.

Notwithstanding any provision of Article 13, these Articles of Incorporation may be amended only pursuant to a resolution duly adopted at a general meeting of stockholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have set forth the exact text of the proposed amendment or amendments or shall have stated that a copy of such text has been deposited at the office of the Company in Curaçao for inspection by the stockholders of the Company, and shall remain available for inspection until the conclusion of said meeting.

21.2.

Any amendment to these Articles of Incorporation that would increase or decrease the authorized number of preferred shares or par value thereof, or the number of shares of any series thereof, or that would alter or change the powers, preferences or any special rights of the preferred shares, or of any series thereof, so as to affect them adversely, shall require the approval of the holders of a majority of all preferred shares, or of the preferred shares of the series adversely affected (voting together as a single class), as the case may be.

OFFICIAL LANGUAGE

Article 22

The official language of these Articles of Incorporation shall be the English language.

APPENDIX C

2016

Rules of the Schlumberger 2010 Omnibus Stock Incentive Plan

French Sub-Plan for Restricted Units

The Board of Directors (the “Board”) of Schlumberger Limited (the “Company”) has established the Schlumberger Omnibus Stock Incentive Plan (the “Plan”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. This includes the Company’s branch in France and the Company’s subsidiaries in France of which the Company holds directly or indirectly at least 10% of the share capital (the “French Subsidiary”).

Section 21 of the Plan specifically authorizes the Committee to establish sub-plans as the Committee deems appropriate or advisable to implement the Plan.

The Committee, therefore, intends with this document to establish a sub-plan of the Plan for the purpose of granting awards that qualify for the specific treatment applicable to French Qualified Restricted Share Units awards to employees who are resident of France and who are or may become subject to French tax (i.e. income tax and/or social security tax) as a result of awards granted under the Plan (the “French Grantees”). The terms of the Plan, as set out in this Appendix, shall, subject to the modifications in the following rules, constitute the Rules of the Schlumberger Omnibus Stock Incentive Plan for Employees in France (the “French Plan”).

The adoption of this French Plan shall not confer upon the French Grantees, or any employees of the French Subsidiary, any employment rights and shall not be construed as part of the French Grantees’ employment contracts, if any. Subject to the terms of the Plan, the Committee reserves the right to amend or terminate the French Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

This amendment and restatement of the French Plan is effective as of January 1, 2016 and is adopted as April 6, 2016.

Appendix 1 :French Qualified Restricted Stock Units

It is intended that Restricted Share Units granted under the French Plan shall qualify for the specific tax and social security charges treatment applicable to French Qualified Restricted Share Units Options granted under Articles L.225-197-1 to L.225-197-6 of the French Commercial Code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, and relevant Guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations. The Restricted Share Units granted under this Appendix 1 will be deemed French Qualified Restricted Share Units.

1.	Eligibility

French Qualified Restricted Share Units may not be granted under this Addendum to an individual:

(a) unless he is employed Schlumberger Limited or by a company which is a subsidiary of Schlumberger Limited , as defined in Article 225-197-2 of the French “Code de Commerce” in France; or

(b) unless he is a director with a management function as defined in Article 225-197-1 of the French “Code de Commerce” in France of a company which is a subsidiary of Schlumberger Limited as defined in Article 225-197-2 of the French “Code de Commerce” in France; or

(c) who owns more than 10% of the share capital of Schlumberger Limited

2.	Vesting, Settlement and Delivery of French Qualified Restricted Share Units

(a) Vesting. French Qualified Restricted Share Units shall vest as provided for in the Share Unit Agreement.

(b) Settlement. Payment of vested Restricted Share Units shall only be made in shares of Common Stock.

(c) Delivery. Notwithstanding the vesting date of the Restricted Share Units, under no circumstances, except in case of employee’s death as provided for in section 2 (d) below, shall the delivery of the shares related to a French Qualified Restricted Share Unit occur prior to the third anniversary of the Grant Date.

(d) Acceleration on Death. Upon Termination of Employment from the Company by reason of employee’s death, all French Qualified Restricted Share Units that are not vested at that time immediately will become vested in full. The Company shall issue the underlying shares to the employee’s heirs, at their request, within six months following the death of the employee. Notwithstanding the foregoing, the employee’s heirs must comply with the restriction on the sale of shares set forth in Section 4 below, to the extent and as long as applicable under French law.

3.	No Sales Restrictions

The sale of shares issued pursuant to the conversion of the French Qualified Restricted Share Units may occur as soon as the shares are delivered to the employee provided the closed periods in section 4 below are respected.

4.	Closed periods

Shares underlying French Qualified Restricted Share Units may not be sold during the following period (“Closed Periods”):

(a) within the 10 days before or after the publication of the annual accounts;

(b) within a period beginning with the date at which executives of Schlumberger Limited become aware of any information which, were it to be public knowledge, could have a significant impact on the price of shares in and ending 10 trading days after the information becomes public knowledge.

These Closed Periods will apply to grant of French Qualified Restricted Share Units as long as and to the extent such Closed Periods are applicable under French law.

5.	Non-transferability of French Qualified Restricted Share Units

Except in the case of death, French Qualified Restricted Share Units may not be transferred to any third party.

6.	Adjustments to certain corporate events

Adjustments to the terms and conditions of the French Qualified Restricted Share Units or underlying shares may be made only pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Compensation Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Restricted Share Units may no longer qualify as French Qualified Restricted Share Units.

Appendix 2: French Terms applicable to three year Performance Share Units

It is intended that Performance Share Units granted under the French Plan shall qualify for the specific tax and social security charges treatment applicable to French Qualified Performance Share Units Options granted under Articles L.225-197-1 to L.225-197-6 of the French Commercial Code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, and relevant Guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations. The Performance Share Units granted under this Appendix 2 will be deemed French Qualified Performance Share Units.

1.	Eligibility

French Qualified Performance Share Units may not be granted under this Addendum to an individual:

(a) unless he is employed by Schlumberger Limited or by a company which is a corporation subsidiary of Schlumberger Limited; or

(b) unless he is a director with a management function as defined in Article 225-197-1 of the French “Code de Commerce” in France of a company which is a corporation subsidiary of Schlumberger Limited; or

(c) who owns more than 10% of the share capital of Schlumberger Limited

2.	Vesting, Settlement and Delivery of French Qualified Performance Share Units

(a) Vesting. French Qualified Performance Share Units shall vest as provided for in the Share Unit Agreement.

(b) Settlement. Payment of vested Performance Share Units shall only be made in shares of Common Stock.

(c) Delivery. Notwithstanding the vesting date of the Performance Share Units, under no circumstances, except in case of employee’s death as provided for in section 2 (d) below, shall the delivery of the shares related to a French Qualified Performance Share Unit occur prior to the third anniversary of the Grant Date.

(d) Acceleration on Death. Upon Termination of Employment from the Company by reason of employee’s death, all French Qualified Performance Share Units that are not vested at that time immediately will become vested in full. The Company shall issue the underlying shares to the employee’s heirs, at their request, within six months following the death of the employee. Notwithstanding the foregoing, the employee’s heirs must comply with the restriction on the sale of shares set forth in Section 4 below, to the extent and as long as applicable under French law.

3.	No Sales Restrictions

The sale of shares issued pursuant to the conversion of the French Qualified Performance Share Units may occur as soon as the shares are delivered to the employee provided the closed periods in section 4 below are respected.

4.	Closed periods

Shares underlying French Qualified Performance Share Units may not be sold during the following period (“Closed Periods”):

(a) within the 10 days before or after the publication of the annual accounts;

(b) within a period beginning with the date at which executives of Schlumberger Limited become aware of any information which, were it to be public knowledge, could have a significant impact on the price of shares in and ending 10 trading days after the information becomes public knowledge.

These Closed Periods will apply to grant of French Qualified Performance Share Units as long as and to the extent such Closed Periods are applicable under French law.

5.	Non-transferability of French Qualified Performance Share Units

Except in the case of death, French Qualified Performance Share Units may not be transferred to any third party.

6.	Adjustments to certain corporate events

Adjustments to the terms and conditions of the French Qualified Performance Share Units or underlying shares may be made only pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Compensation Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Performance Share Units may no longer qualify as French Qualified Performance Share Units.

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.) 5599 SAN FELIPE, 17TH FLOOR HOUSTON, TX 77056

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
	For	Against	Abstain
Nominees:

1a. Peter L.S. Currie	☐	☐	☐

1b. V. Maureen Kempston Darkes	☐	☐	☐

1c. Paal Kibsgaard	☐	☐	☐

1d. Nikolay Kudryavtsev	☐	☐	☐

1e. Michael E. Marks	☐	☐	☐

1f. Indra K. Nooyi	☐	☐	☐

1g. Lubna S. Olayan	☐	☐	☐

1h. Leo Rafael Reif	☐	☐	☐

1i. Tore I. Sandvold	☐	☐	☐

1j. Henri Seydoux	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐

3.	To approve the Company’s 2015 financial statements and the Board’s 2015 declarations of dividends.	☐	☐	☐

4.	To approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐

5.

To approve amendments to the Company’s Articles of Incorporation to allow the Board to fix the authorized number of directors at a meeting subject to stockholder approval and to reflect changes to the Curaçao Civil Code.

		☐	☐	☐

6.	To approve a resolution to fix the number of directors constituting the Board of Directors at not more than 12, subject to approval of Item 5.	☐	☐	☐

7.	To approve our Amended and Restated French Sub-Plan for purposes of qualification under French law, to provide recipients of equity grants thereunder with preferential tax treatment under French law.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M99270-TBD

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

April 6, 2016

The undersigned hereby appoints Aede Gerbranda, Robin van Bokhorst and Margo Troll-Weusten, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Stockholders, all of the shares of Common Stock of Schlumberger Limited (SCHLUMBERGER N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao on April 6, 2016, at 10:00 a.m. Curaçao time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees listed in Item 1 and FOR Items 2, 3, 4, 5, 6 and 7. If any other matters properly come before the Annual General Meeting of Stockholders, the above named proxies will vote on such matters in their discretion.